As filed with the Securities and Exchange Commission on February 23, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HSBC Holdings plc

(Exact Name of Registrant as Specified in Its Charter)

N/A

(Translation of Registrant’s name into English)

England	98-0209906
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8 Canada Square

London E14 5HQ

United Kingdom

Tel. No: +44-20-7991-8888

(Address and Telephone Number of Registrant’s Principal Executive Offices)

William L. Kuhn, IV

HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY 10018

Tel. No: 212-525-5000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

David I. Gottlieb

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU, United Kingdom

Tel. No: +44-20-7614-2200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012. ☐

EXPLANATORY NOTE

The prospectus contained herein relates to both of the following:

•

the initial offering of dated subordinated debt securities, undated subordinated debt securities, senior debt securities and contingent capital securities of HSBC Holdings plc on a continuous or delayed basis; and

•

market-making transactions that may occur on a continuous or delayed basis in (1) the dated subordinated debt securities, undated subordinated debt securities, senior debt securities or contingent capital securities after they are initially offered and sold and (2) the dated subordinated debt securities, undated subordinated debt securities, senior debt securities or contingent capital securities in one or more of the same classes that were initially registered under registration statements previously filed by HSBC Holdings plc.

When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

Prospectus

HSBC Holdings plc

Subordinated Debt Securities

Senior Debt Securities

Contingent Capital Securities

Ordinary Shares

HSBC Holdings plc may offer the following securities for sale through this prospectus (the “securities”):

•	dated subordinated debt securities;

•	undated subordinated debt securities (together with the dated subordinated debt securities, the “subordinated debt securities”);

•	senior debt securities (together with the subordinated debt securities, the “debt securities”);

•	contingent capital securities; and

•

ordinary shares of $0.50 nominal value each, which will be offered solely in connection with the offer of any contingent capital securities (which may be converted into ordinary shares pursuant to the terms of such contingent capital securities).

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus may not be used to consummate sales of debt securities, contingent capital securities or ordinary shares unless accompanied by a prospectus supplement.

Our ordinary shares are listed or admitted to trading on the London Stock Exchange, the Hong Kong Stock Exchange, the New York Stock Exchange (“NYSE”) and the Bermuda Stock Exchange. Our ordinary shares listed on NYSE (under the trading symbol “HSBC”) are listed in the form of American depositary shares (“ADS”), each representing five of our ordinary shares. On February 22, 2024, the closing price of our ADSs was $37.71 per ADS on the NYSE.

The debt securities and contingent capital securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such debt securities or contingent capital securities.

The debt securities and contingent capital securities are not deposit liabilities of HSBC Holdings plc and are not covered by the United Kingdom Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United Kingdom, the United States or any other jurisdiction.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 8 to read about certain risk factors you should consider before investing in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of these securities. In addition, HSBC Securities (USA) Inc. or another of our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is February 23, 2024.

Prohibition of Sales to EEA Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of securities in the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the EEA of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.

In connection with any issue of securities through this prospectus, the person(s) (if any) named as the stabilization manager(s) in the applicable prospectus supplement (the “stabilization manager”) (or any person acting on behalf of it) may, to the extent permitted by laws or regulations, over-allot securities or effect transactions with a view to supporting the market price of such securities at a level higher than that which might otherwise prevail. However, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the terms of any offer of the relevant securities is made and, if begun, may cease at any time, but it must end no later than the earlier of 30 days after the date of the issuance and 60 days after the date of the allotment of any relevant securities. Any stabilization action or over-allotment must be conducted by the relevant stabilization manager (or any person acting on behalf of it) in accordance with all applicable laws and rules.

Where the applicable prospectus supplement includes a section entitled “MiFID II product governance,” it will outline the target market assessment in respect of the securities and which channels for distribution of the securities are appropriate. Any person subsequently offering, selling or recommending the securities (a “distributor”) should take into consideration the target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment made in respect of such securities) and determining appropriate distribution channels.

For the purpose of the Markets in Financial Instruments Directive product governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), a determination will be made in relation to each issue about whether any underwriter or dealer subscribing for any securities is a manufacturer in respect of such securities, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

Prohibition of Sales to UK Retail Investors

If the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under Section 86 of the FSMA from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of an offering contemplated in this prospectus as completed by the applicable prospectus supplement in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.

Where the applicable prospectus supplement includes a section entitled “UK MiFIR product governance,” it will outline the target market assessment in respect of the securities and which channels for distribution of the securities are appropriate. A distributor should take into consideration the target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the securities (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any underwriter or dealer subscribing for any securities is a manufacturer in respect of such security, but otherwise neither the underwriters nor the dealers nor any of their respective affiliates will be a manufacturer for the purpose of the UK MIFIR Product Governance Rules.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Important Notice to Prospective Investors Pursuant to Paragraph 21 of the Hong Kong SFC Code of Conduct

Prospective investors should be aware that certain intermediaries in the context of certain offerings of securities contemplated by this prospectus as completed by the applicable prospectus supplement (each such offering, a “CMI Offering”), including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors.

Certain CMIs may also be acting as “overall coordinators” (“OCs”) for a CMI Offering and are subject to additional requirements under the SFC Code. The application of these obligations will depend on the role(s) undertaken by the relevant underwriter(s) in respect of each CMI Offering.

Prospective investors who are the directors, employees or major shareholders of HSBC Holdings, a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with HSBC Holdings, the CMI or the relevant group company. Prospective investors associated with HSBC Holdings or any CMI (including its group companies) should specifically disclose this when placing an order for the relevant securities and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to the relevant CMI Offering. Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to the relevant CMI Offering, such order is hereby deemed not to negatively impact the price discovery process in relation to the relevant CMI Offering.

Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any relevant underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the relevant underwriter or its group company has more than 50% interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to the relevant CMI Offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any relevant underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to the relevant CMI Offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to the relevant CMI Offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the relevant underwriter and/or any other third parties as may be required by the SFC Code, including to HSBC Holdings, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for the relevant CMI Offering. Failure to provide such information may result in that order being rejected.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us.”

CERTAIN DEFINITIONS AND PRESENTATION OF FINANCIAL INFORMATION

Definitions

As used in this prospectus, the terms “HSBC Holdings,” “we,” “us” and “our” refer to HSBC Holdings plc. “HSBC Group” and “HSBC” mean HSBC Holdings plc together with its subsidiary undertakings.

Presentation of Financial Information

The annual consolidated financial statements of the HSBC Group comply with UK-adopted international accounting standards and with the requirements of the UK Companies Act 2006, and have also applied international financial reporting standards adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the European Union (“EU”). These financial statements are also prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS Accounting Standards”), including interpretations issued by the IFRS Interpretations Committee, as there are no applicable differences from IFRS Accounting Standards for the periods presented. As of December 31, 2023, there were no unendorsed standards effective for the year ended December 31, 2023 affecting the consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on February 22, 2024 (the “2023 Form 20-F”).

We use the U.S. dollar as our presentation currency in our consolidated financial statements because the U.S. dollar and currencies linked to it form the major currency bloc in which we transact and fund our business.

With the exception of the capital ratios presented under “HSBC,” the financial information presented in this document complies with the UK-adopted international accounting standards, the requirements of the UK Companies Act 2006 and with international financial reporting standards adopted pursuant to Regulation (EC) No 1606/2002 as it applies in the EU. The financial information presented in this document is also prepared in accordance with IFRS Accounting Standards, including interpretations issued by the IFRS Interpretations Committee, as there are no applicable differences from IFRS Accounting Standards for the periods presented. See “Where You Can Find More Information About Us.”

Currency

In this prospectus, all references to (i) “U.S. dollars,” “US$,” “dollars” or “$” are to the lawful currency of the United States of America and (ii) “sterling,” “pounds sterling” or “£” are to the lawful currency of the UK.

LIMITATION ON ENFORCEMENT OF U.S. LAWS AGAINST US, OUR

MANAGEMENT AND OTHERS

We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Cleary Gottlieb Steen & Hamilton LLP, that there is doubt as to enforceability in the English courts, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the UK. The enforceability of any judgment in the UK will depend on the particular facts of the case in effect at the time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements may be identified by the use of terms such as “believes,” “expects,” “estimate,” “may,” “intends,” “plan,” “will,” “should,” “potential,” “seek,” “reasonably possible” or “anticipates” or the negative thereof or similar expressions, or by discussions of strategy.

These forward-looking statements include statements relating to the implementation and exercise of the UK bail-in powers; changes in the general economic conditions in the markets in which the HSBC Group operates, such as new, continuing or deepening recessions and prolonged inflationary pressures; the impact of the Russia-Ukraine war and the Israel-Hamas war on the global markets generally and the HSBC Group in particular; geopolitical tensions in the countries in which the HSBC Group operates, including those arising as a result of the Russia-Ukraine war and the Israel-Hamas war; and the UK’s relationship with the EU. We have based the forward-looking statements on current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, as described under “Cautionary statement regarding forward-looking statements” contained in the 2023 Form 20-F. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their dates. Additional information, including information on factors which may affect HSBC’s business, is contained in the 2023 Form 20-F.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus (the “Registration Statement”). This prospectus is part of the Registration Statement and omits certain information contained in the Registration Statement, as permitted by the rules and regulations of the SEC. For further information with respect to us or the securities we are offering, please refer to the Registration Statement, including its exhibits and the financial statements, notes and schedules filed as a part thereof. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

In addition, we file annual reports, special reports and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also make available on our website, free of charge, our annual reports on Form 20-F and the text of our reports on Form 6-K, including any amendments to these reports, as well as certain other SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is http://www.hsbc.com. The information on these websites is not part of this prospectus, except as specifically incorporated by reference herein.

We are “incorporating by reference” in this prospectus the information in certain documents that we file with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents will not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference in this prospectus the 2023 Form 20-F.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent expressly stated therein, certain reports on Form 6-K furnished by us after the date of this prospectus will also be deemed to be incorporated by reference in this prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Moreover, any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus and to be a part hereof from the date of filing of such document.

You may request a copy of these documents at no cost to you by writing or telephoning us at either of the following addresses:

Group Company Secretary

HSBC Holdings plc

8 Canada Square, London E14 5HQ United Kingdom

Tel: +44 20-7991-8888

HSBC Holdings plc

c/o HSBC Bank USA, National Association

452 Fifth Avenue

New York, NY 10018 United States

Attn: Company Secretary

Tel: +1 212-525-5000

We will provide to the trustee referred to under “Description of Debt Securities” and “Description of Contingent Capital Securities” our annual reports, which will include a description of operations and annual audited consolidated financial statements prepared under IFRSs as issued by the IASB. We will also furnish the trustee with interim reports, which will include unaudited interim consolidated financial information prepared in accordance with IAS 34 Interim Financial Reporting as issued by the IASB. The trustee will make such reports available for inspection by holders at its corporate trust office.

HSBC

HSBC is one of the largest banking and financial services organizations in the world. As of December 31, 2023, HSBC had total assets of US$3,038,677 million and total shareholders’ equity of US$185,329 million. For the year ended December 31, 2023, HSBC’s operating profit was US$30,541 million. HSBC had a UK CRR common equity Tier 1 ratio (on a transitional basis, meaning that the transitional provisions set out in Part Ten of the UK CRR (which currently means the phase-in arrangements for the regulatory capital impact of IFRS 9) are applied in calculating the ratio) of 14.8% and a UK CRR common equity Tier 1 ratio (on a non-transitional basis, meaning that the transitional provisions set out in Part Ten of the UK CRR are not applied in calculating the ratio) of 14.8% as of December 31, 2023.

Headquartered in London, HSBC operates through long-established businesses and has an international network in 62 countries and territories. Within these regions, a comprehensive range of banking and related financial services is offered to personal, commercial, corporate, institutional, investment and private banking clients.

HSBC’s products and services are delivered to clients through three global businesses, Wealth and Personal Banking, Commercial Banking and Global Banking and Markets.

RISK FACTORS

You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.

Risks Relating to HSBC’s Business

For information on risks relating to HSBC’s business, you should read the risks described in the 2023 Form 20-F, including the section entitled “Risk factors” on pages 168 through 180 and Note 36 (Legal proceedings and regulatory matters) to the consolidated financial statements included therein on pages 444 through 447, which is incorporated by reference in this prospectus, and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we otherwise disclose in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate, liability management and refinancing purposes, and to maintain or further strengthen the capital base of HSBC Holdings.

CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS OF HSBC HOLDINGS PLC

The following table shows the share capital position of HSBC Holdings plc and its consolidated capitalization and indebtedness as of December 31, 2023:

As of December 31, 2023 in US$m
Share capital of HSBC Holdings plc
Ordinary shares (of nominal value US$0.50 each)(1)	9,631
Preference shares (of nominal value £0.01 each)(2)	—
HSBC Group Equity
Called up share capital	9,631
Share premium account	14,738
Other equity instruments(3)	17,719
Other reserves	(8,907)
Retained earnings	152,148
Total shareholders’ equity	185,329
Non-controlling interests	7,281
Total equity	192,610
HSBC Group Indebtedness(4)
Debt securities in issue(5)	93,917
Trading liabilities—Debt securities in issue	27
Debt securities in issue designated at fair value	103,803
Subordinated liabilities	36,431
Total indebtedness	234,177
Total Capitalization and Indebtedness	426,787

(1)

As of February 22, 2024, (a) no ordinary shares of US$0.50 each have been issued since December 31, 2023 as a result of shares issued pursuant to exercises of employee share options and share plans, and (b) 188,385,417 ordinary shares of US$0.50 were repurchased and cancelled since December 31, 2023 under the HSBC Holdings plc buy-back program which commenced on November 1, 2023 and concluded on February 16, 2024.

(2)	There is one Series A sterling preference share in issue.
(3)	Comprises 10 outstanding series of contingent capital securities, each issued by HSBC Holdings.
(4)	As of December 31, 2023, HSBC had other liabilities of US$2,611,891 million and contingent liabilities and contractual commitments of US$1,009,071 million (including guarantees of US$111,286 million).
(5)

On January 25, 2024, HSBC Holdings issued a notice of redemption for the outstanding US$2,500,000,000 3.803% Fixed Rate/Floating Rate Senior Unsecured Notes due 2025 and US$500,000,000 Floating Rate Senior Unsecured Notes due 2025, which are expected to be redeemed on March 11, 2024.

Save as disclosed in the above notes, there has been no material change in the issued share capital of HSBC Holdings, or its consolidated capitalization and indebtedness, since December 31, 2023.

The following exchange rate as of December 31, 2023 has been used in the notes above: £1.00 = US$1.27525.

DESCRIPTION OF DEBT SECURITIES

Debt securities offered through this prospectus will be issued under one of three indentures among HSBC Holdings, as issuer, The Bank of New York Mellon, as trustee and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent, as heretofore supplemented and amended. The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities, the undated subordinated debt securities will be issued under the indenture for undated subordinated debt securities and the senior debt securities will be issued under the indenture for senior debt securities. The following summary of certain provisions of the debt securities and the indentures and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the debt securities and the relevant indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the relevant indenture.

General

The indentures do not limit the amount of debt securities that we may issue under them and provide that we may issue debt securities from time to time in one or more series.

Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of such debt securities:

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whether such debt securities, in the case of subordinated debt securities, will be dated subordinated debt securities with a specified maturity date or undated subordinated debt securities with no specified maturity date;

•	the title and series of such debt securities;

•	the aggregate principal amount of such debt securities, and the limit, if any, on the aggregate principal amount of the debt securities of that series that may be issued under the relevant indenture;

•	the issue date or dates and the maturity date or dates, if any;

•	the rate or rates, at which such debt securities will bear interest or the method by which interest will be determined, and the dates and mechanics of payment of interest, including record dates;

•	specific redemption terms;

•	whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

•	the place or places where any principal, premium or interest in respect of debt securities of the series will be payable;

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whether payments are subject to a condition that we are able to make such payment and remain able to pay our debts as they fall due and our assets continue to exceed our liabilities (other than subordinated liabilities) (a “solvency condition”);

•	whether there are any other conditions to which payments with respect to such debt securities are subject;

•	provisions, if any, for the discharge and defeasance of such debt securities;

•	the form in which such debt securities are to be issued;

•	the denominations in which such debt securities will be issuable;

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if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the payment of such principal pursuant to the relevant indenture;

•	the currency in which such debt securities are to be denominated;

•	the currency in which payments on such debt securities will be made;

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if payments on debt securities may be made in a currency other than U.S. dollars, or a foreign currency other than the foreign currency in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which such election may be made and the time and manner of determining the relevant exchange rate;

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whether any debt securities of the series are to be issued as indexed securities and, if so, the manner in which the principal of (and premium, if any, on) or interest thereon will be determined and the amount payable upon acceleration under the relevant indenture and any other terms in respect thereof;

•	any restrictive covenants provided for with respect to such debt securities;

•	any other or different events of default;

•	provisions, if any, for the exchange, modification or conversion of such debt securities;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other terms of the series.

Debt securities of any series may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, may be redeemable at a premium, or may be otherwise designated by us as issued with original issue discount. We will discuss certain tax considerations that may be relevant to holders of such discount securities, undated or perpetual debt securities and debt securities providing for indexed, contingent or variable payments or payments in a currency other than the currency in which such debt securities are denominated in the prospectus supplement relating to such securities.

Debt securities and any coupons relating to such debt securities will become void unless presented for payment within 10 years with respect to a payment of principal and premium, if any, and five years with respect to a payment of interest. All monies paid by us to a paying agent or the trustee for the payment of principal of (and premium, if any, on) or any interest on any debt security that remain unclaimed at the end of two years after such principal, premium, or interest will have become due and payable will be repaid to us, and the holder of such debt security must look to us for payment thereof.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the debt securities will initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the debt securities. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “—Definitive Debt Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Debt Security. Payments of any amounts in respect of any global debt securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global debt security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other UK governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global debt security and by the owners of interests in the debt securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global debt security or interests in the debt securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. The debt securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Debt Securities. Owners of interests in the debt securities will be entitled to receive definitive debt securities in registered form in respect of such interest if: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days; or (2) an event of default has occurred and is continuing and the registrar has received a request from DTC; or (3) the applicable prospectus supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive debt securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive debt securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Any payments of interest and, in the case of dated subordinated debt securities and senior debt securities, principal and premium (if any), on any particular series of debt securities will be made on such dates and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the debt securities of such series.

Undated Subordinated Debt Securities. We are not required to make payments with respect to any series of undated subordinated debt securities on any payment date specified for such payment in the prospectus supplement relating to the debt securities of such series. Failure to make any such payment on any such payment date will not constitute a default by us for any purpose. Any payment not made by us in respect of any series of undated subordinated debt securities on any applicable payment date, together with any other unpaid payments, will, so long as they remain unpaid, constitute “missed payments” and will accumulate until paid. Missed payments will not bear interest.

Missed payments, if any, may be paid at our option in whole or in part at any time on not less than 14 days’ notice to the trustee, but all missed payments in respect of all undated subordinated debt securities of a particular series at the time outstanding will (subject to any solvency condition) become due and payable in full on whichever is the earliest of:

•	the date fixed for any redemption of such undated subordinated debt securities; and

•	the commencement of our winding up in England.

If we give notice of our intention to pay the whole or part of the missed payments on the undated subordinated debt securities of any series, we will be obliged, subject to any solvency condition, to do so upon the expiration of such notice. Where missed payments in respect of undated subordinated debt securities of any series are paid in part, each part payment will be deemed to be in respect of the full amount of missed payments accrued relating to the earliest payment date or consecutive payment dates in respect of such undated subordinated debt securities.

If we are unable to make any payment on or with respect to the undated subordinated debt securities of any series because we are not able to satisfy a solvency condition, the amount of any such payment which would otherwise be payable will be available to meet our losses. In the event of our winding up, the right to claim for interest, including missed payments, and any other amount payable on such undated subordinated debt securities may be limited by applicable insolvency law.

Computation of Interest. Except as otherwise specified in the prospectus supplement with respect to the debt securities of any series, any interest on the debt securities of each series, which is not denominated in Euro, will be computed on the basis of a 360-day year of twelve 30-day months. Interest on debt securities of each series denominated in Euro will be computed on the basis of the actual number of days in the calculation period divided by 365 (or, if any portion of that calculation period falls in a leap year, the sum of (a) the actual number of days in that portion of the calculation period falling in a leap year, divided by 366 and (b) the actual number of days in that portion of the calculation period falling in a non-leap year, divided by 365).

Additional Amounts

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to any senior debt securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the UK or any political subdivision or taxing authority thereof or therein having the power to tax (each, a “Taxing Jurisdiction”), unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such additional amounts (“Additional Amounts”) in respect of any payments of interest only (and not principal) on such senior debt securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such senior debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

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would not be payable or due but for the fact that the holder or the beneficial owner of the senior debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a senior debt security, or the collection of interest payments on, or the enforcement of, any senior debt security;

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would not be payable or due but for the fact that the certificate representing the relevant senior debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

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would not have been imposed if presentation for payment of the certificate representing the relevant senior debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

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is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such senior debt securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the senior debt securities will be made subject to any withholding or deduction required pursuant to (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any associated regulations or other official guidance; (ii) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of clause (i); or (iii) any agreement pursuant to the implementation of clauses (i) or

(ii) with the U.S. Internal Revenue Service, the U.S. government or any governmental or taxation authority in any other jurisdiction (collectively, “FATCA”) and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of senior debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the senior debt securities of such series and the relevant indenture for or on account of (i) any present or future taxes, duties or charges if and to the extent so required by any applicable law and (ii) any deduction or withholding required by FATCA (together, “Applicable Law”). In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the senior debt securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a senior debt security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

Dated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to any dated subordinated debt securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the Taxing Jurisdiction, unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such Additional Amounts in respect of any payments of interest only (and not principal) on such dated subordinated debt securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such dated subordinated debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

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would not be payable or due but for the fact that the holder or the beneficial owner of the dated subordinated debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a dated subordinated debt security, or the collection of interest payments on, or the enforcement of, any dated subordinated debt security;

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would not be payable or due but for the fact that the certificate representing the relevant dated subordinated debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

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would not have been imposed if presentation for payment of the certificate representing the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

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is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such dated subordinated debt securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the dated subordinated debt securities will be made subject to any withholding or deduction required pursuant to FATCA and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of dated subordinated debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the dated subordinated debt securities of such series and the relevant indenture for or on account of Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the dated subordinated debt securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a dated subordinated debt security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

Undated Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to any undated subordinated debt securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of the Taxing Jurisdiction, unless required by law. If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such Additional Amounts in respect of any payments of interest and related deferred payments and missed payments, if any, only (and not principal) on such undated subordinated debt securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest and related deferred payments and missed payments, if any, which the holders would have been entitled to receive in respect of such undated subordinated debt securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

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would not be payable or due but for the fact that the holder or the beneficial owner of the undated subordinated debt security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of an undated subordinated debt security, or the collection of interest payments and related deferred payments and missed payments, if any, on, or the enforcement of, any undated subordinated debt security;

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would not be payable or due but for the fact that the certificate representing the relevant undated subordinated debt securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

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would not have been imposed if presentation for payment of the certificate representing the relevant undated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed in respect of a holder that is not the sole beneficial owner of the interest and related deferred payments and missed payments, if any, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

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is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such undated subordinated debt securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the undated subordinated debt securities will be made subject to any withholding or deduction required pursuant to FATCA and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of undated subordinated debt securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the undated subordinated debt securities of such series and the relevant indenture for or on account of Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the undated subordinated debt securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of an undated subordinated debt security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

General

We have agreed in each indenture that at least one paying agent for each series of debt securities will be located outside the UK.

Whenever in this prospectus there is mentioned, in any context, the payment of interest, if any, or in the case of undated subordinated debt securities, the related deferred payments and missed payments, if any, on, or in respect of, any debt securities of any series or the net proceeds received on the sale or exchange of any debt security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this prospectus to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the indenture and the provisions described in this prospectus for any debt securities and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of debt securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Any redemption of the undated subordinated debt securities may be subject to one or more solvency conditions, as specified in the relevant prospectus supplement.

We and any of our subsidiary undertakings may, in accordance with applicable law, repurchase debt securities for our or their account. Under the provisions of UK CRR, as applied by the UK Prudential Regulation Authority or any successor entity (the “PRA”) and the Bank of England at the date of this prospectus, any optional tax redemption and any other optional redemption or repurchase may require the prior consent of the Relevant Regulator or the relevant UK resolution authority, as applicable.

For these purposes:

(a)	“Relevant Regulator” means the PRA or any successor entity or other entity primarily responsible for our prudential supervision;

(b)	“relevant UK resolution authority” means any authority with the ability to exercise a UK bail-in power;

(c)

“UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(d)

“UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(e)

“UK CRR” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013, as amended or supplemented, as it forms part of domestic law in the United Kingdom by virtue of the EUWA.

Optional Redemption in the Event of Change in Tax Treatment

In addition to, and unless otherwise stated in, the redemption provisions set forth in the prospectus supplement relating to the debt securities of a series, the debt securities of any series may be redeemed, in whole but not in part, at our option, on not less than 10 nor more than 60 days’ notice, at any time at a redemption price equal to 100% of the principal amount (or in the case of index-linked debt securities, face amount) thereof (and premium, if any), together with accrued but unpaid interest, if any, in respect of such debt securities, to (but excluding) the date fixed for redemption (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of index-linked debt securities, the amount specified in the related prospectus supplement) and any debt securities convertible into preference shares or other securities may, at our option, be converted as a whole, if, at any time, we determine that:

(a)

in making payment under such debt securities in respect of principal (or premium, if any), interest or missed payment we have or will or would become obligated to pay additional amounts as provided in the relevant indenture and as described under “Additional Amounts” above provided such obligation results from a change in or amendment to the laws of a Taxing Jurisdiction, or any change in the official application or interpretation of such laws (including a decision of any court or tribunal), or any change in, or in the official application or interpretation of, or execution of, or amendment to, any treaty or treaties affecting taxation to which the UK is a party, which change, amendment or execution becomes effective on or after the date of original issuance of the debt securities of such series; or

(b)

the payment of interest in respect of such debt securities has become or will or would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the UK (or any statutory modification or re-enactment thereof for the time being), as a result of any change in or amendment to the laws of the Taxing Jurisdiction, or any change in the official application or interpretation of such laws, including a decision of any court, which change or amendment becomes effective on or after the date of original issuance of the debt securities of such series;

provided, however, that, in the case of (a) above, no notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due.

Modification and Waiver

Modifications of and amendments to the relevant indenture with respect to the debt securities may be made by us and the trustee, without the consent of the holders of the debt securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount (or in the case of index-linked debt securities, face amount) of the debt securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•

change the stated maturity of the principal of, or any installment of interest or additional amounts payable on, any senior debt security or any dated subordinated debt security or change the terms of any undated subordinated debt security to include a stated maturity of the principal or change the payment dates for payment of additional amounts on any undated subordinated debt security;

•

reduce the principal amount (or in the case of index-linked debt securities, face amount), including the amount payable on a discount security upon the acceleration of the maturity thereof, or any interest or any related deferred payment, missed payment or the rate of interest on any of the foregoing, on or any premium payable upon redemption of, or additional amounts payable on, any debt security;

•	change the manner in which the amount of any principal, premium or interest in respect of index-linked debt securities is determined;

•	except as permitted by the relevant indenture, change our obligation to pay additional amounts;

•	reduce the amount of the principal of a discount security that would be due and payable upon an acceleration of the maturity of it;

•

change the place of payment or currency in which any payment of the principal (and premium, if any), any interest or any missed payment is payable on any debt security, or the rate of interest on any of the foregoing;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage of the aggregate principal amount (or in the case of index-linked debt securities, face amount) of the outstanding debt securities of such series, the consent of whose holders is required for any such modification or amendment, or the consent of the holders of which is required for waiver of compliance with certain provisions of the applicable indenture or waiver of certain defaults, as provided in that indenture;

•

change any of the provisions relating to modifications of and amendments to the relevant indenture, waivers of past defaults, or waivers of certain covenants except to increase the relevant percentages or to provide that certain other provisions of the relevant indenture cannot be modified or waived without the consent of all holders of affected debt securities;

•	change the terms and conditions of the preference shares or conversion securities into which undated subordinated debt securities may be convertible;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the relevant indenture;

•	change in any manner adverse to the interests of the holders of the debt securities of such series the subordination provisions of any series of debt securities; or

•

modify or affect in any manner adverse to the interests of the holders of the debt securities of such series the terms and conditions of our obligations regarding the due and punctual payment of the principal, premium, if any, interest, any missed payment or the rate of interest on any of the foregoing.

The holders of not less than a majority in principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture before the time for such compliance.

In addition, material variations in the terms and conditions of debt securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Senior Debt Securities—Defaults and Events of Default

The senior debt securities will be our direct, unsecured obligations and rank pari passu with our other senior unsecured indebtedness, and the senior debt securities of a series will rank equally and ratably without any preference among themselves. Senior indebtedness will not include any indebtedness that is expressed to be subordinated to or pari passu with the subordinated debt securities.

The maturity of the senior debt securities will be subject to acceleration only as specified under “—Defaults and Events of Default” below.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of senior debt securities, it will be an event of default with respect to senior debt securities of a series if:

(a)

an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or

(b)	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

Unless otherwise provided in a prospectus supplement with respect to any series of senior debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to senior debt securities of a series if any one of the following events occurs:

(a)	failure to pay principal or premium, if any, on any senior debt security of such series at maturity, and such default continues for a period of 30 days; or

(b)	failure to pay any interest on any senior debt security of such series when due and payable, which failure continues for 30 days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding-up; provided that the trustee may not, upon the occurrence of a default, accelerate the maturity of any outstanding senior debt securities of a series, unless an event of default has occurred and is continuing.

Notwithstanding the foregoing, failure to make any payment with respect to any senior debt securities of a series will not be a default with respect to the senior debt securities of such series if such payment is withheld or refused:

(a)	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

(b)

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 30 days after the trustee gives written notice to us informing us of such resolution.

If an event of default occurs and is continuing with respect to a series of senior debt securities, the trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series, will declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid interest (or, in the case of discounted securities, the accreted face amount thereof, together with accrued interest, if any, or, in the case of index-linked debt securities, the amount specified in the related prospectus supplement) with respect to the outstanding senior debt securities of such series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable; provided that after such declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding senior debt securities of the series, by written notice to us and the trustee, may (under certain circumstances) rescind and annul such declaration.

Under the terms of the relevant indenture and the senior debt securities of a series, the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the senior debt securities of such series will not be stated to be an event of default or a default. As a result, holders will not have the right to request that the trustee declare an acceleration or institute proceedings for our winding up solely due to the exercise of the UK bail-in power by the relevant UK resolution authority.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default under the relevant indenture, as the case may be, specifying any such event of default.

Subordinated Debt Securities—Subordination, Defaults and Events of Default

The subordinated debt securities will be our direct, unsecured obligations, and the subordinated debt securities of a series will rank equally and ratably without any preference among themselves. Our obligations pursuant to the subordinated debt securities will be subordinate in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the subordinated debt securities as described below under “ —Subordination; Dated Subordinated Debt Securities” and “—Subordination; Undated Subordinated Debt Securities.”

The maturity of the dated subordinated debt securities and the payment of principal of the undated subordinated debt securities will be subject to acceleration only in the event of our winding up or if an effective resolution is validly adopted by our shareholders for our winding up. See “ —Defaults and Events of Default” below.

Subordination; Dated Subordinated Debt Securities. The rights of holders of dated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities (including the undated subordinated debt securities) or pari passu therewith. The subordination provisions of the dated subordinated indenture, and to which the dated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales.

Subordination; Undated Subordinated Debt Securities. The rights of holders of undated subordinated debt securities will, in the event of our winding up, be subordinated in right of payment to claims of our depositors and all our other creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the undated subordinated debt securities. The subordination provisions of the undated subordinated indenture, and to which the undated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales. In the event of our winding up, holders of undated subordinated debt securities will be treated in the same way as they would be treated if they were holders of a class of preference shares in our capital having a preferential right to a return of assets in such winding up over the holders of all other classes of shares in our capital for the time being issued and outstanding; they will receive an amount equal to the principal amount of the undated subordinated debt securities of such series then outstanding together with accrued interest, if any, to the extent that a holder of such class of preference shares would receive an equivalent amount.

Defaults and Events of Default. Unless otherwise provided in a prospectus supplement with respect to any series of subordinated debt securities, it will be an event of default with respect to subordinated debt securities of a series if:

(a)

an order is made by an English court which is not successfully appealed within 30 days after the date such order was made for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency; or

(b)	an effective resolution is validly adopted by our shareholders for our winding up other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency.

Unless otherwise provided in a prospectus supplement with respect to any series of dated subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to dated subordinated debt securities of a series if any one of the following events occurs:

(a)	failure to pay principal or premium, if any, on the dated subordinated debt securities of such series at maturity, and such default continues for a period of 30 days; or

(b)	failure to pay any interest on the dated subordinated debt securities of such series when due and payable, which failure continues for 30 days.

Unless otherwise provided in a prospectus supplement with respect to any series of undated subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to undated subordinated debt securities of a series if:

(a)	any missed payment is not paid on or prior to any date on which a dividend is paid on any class of our share capital and such failure continues for 30 days; or

(b)

all or any part of the principal of (or premium, if any, on), or any accrued but unpaid interest and any missed payments on the date fixed for redemption of, such undated subordinated debt securities is not paid when due and such failure continues for 30 days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up provided that the trustee may not, upon the occurrence of a default on the subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series then outstanding or declare the principal of (or premium, if any, on) and any accrued but unpaid interest or missed payments of the undated subordinated debt securities of the relevant series then outstanding immediately due and payable, unless an event of default has occurred and is continuing. For the purposes of determining whether or not an event of default has occurred on the undated subordinated debt securities, a payment will not be deemed to be due on any date on which any solvency condition is not satisfied. However, if we fail to make the payments specified in (a) and (b) above, and at such time any solvency condition is not satisfied, the trustee may, upon the occurrence of a default, institute proceedings in England (but not elsewhere) for our winding up.

Notwithstanding the foregoing, failure to make any payment in respect of a series of subordinated debt securities will not be a default in respect of the subordinated debt securities of such series if such payment is withheld or refused:

(a)	in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

(b)

in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 30 days, by independent legal advisers acceptable to the trustee;

provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 30 days, after the trustee gives written notice to us informing us of such resolution.

If an event of default occurs and is continuing with respect to a series of subordinated debt securities, the trustee may or, if requested by the holder or holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series, will declare the principal amount (or such other amount as is specified in the prospectus supplement) together with accrued but unpaid payments with respect to the outstanding subordinated debt securities of such series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable; provided that after such declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding subordinated debt securities of the series, by written notice to us and the trustee, may (under certain circumstances) rescind and annul such declaration.

Under the terms of the relevant indenture and the subordinated debt securities of a series, the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the subordinated debt securities of such series will not be stated to be an event of default or a default. As a result, holders will not have the right to request that the trustee declare an acceleration or institute proceedings for our winding up solely due to the exercise of the UK bail-in power by the relevant UK resolution authority.

After the end of each fiscal year, we will furnish to the trustee a certificate of certain officers as to the absence of an event of default or a default under the relevant indenture, as the case may be, specifying any such event of default or default.

No Right of Set-Off by Holders

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of debt securities, by their acceptance thereof, and the trustee, in respect of any claims of such holders to payment of any principal, premium or interest in respect of any debt securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of debt securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place. The waiver of set-off provisions of the debt securities will be governed by, and construed in accordance with, the laws of England and Wales.

Waiver of Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount (or, in the case of any principal indexed debt securities, face amount) of the outstanding debt securities of a series may, on behalf of all holders of debt securities of that series, waive any past event of default or default under the applicable indenture with respect to debt securities of that series, except a default in the payment of any principal of (or premium, if any, on) or any installment of interest or missed payment on any debt securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding debt security affected by it. Upon any such waiver, such event of default or default will cease to exist, and any event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other event of default or default or impair any right consequent thereon.

Limitation on Remedies and Suits

No remedy against us other than as specifically provided by the relevant indenture will be available to the trustee or the holders of debt securities whether for the recovery of amounts owing in respect of such debt securities or under the relevant indenture or in respect of any breach by us of any obligation, condition or provision under the relevant indenture or such debt securities or otherwise.

No holder of debt securities will be entitled to proceed directly against us, except as described below.

Before a holder of any debt securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:

•	The holder must give the trustee written notice that a default or an event of default has occurred and remains uncured.

•

The holders of not less than a majority in outstanding principal amount (or, in the case of an index- linked debt security, the face amount) of the debt securities of the relevant series must make a written request that the trustee take action because of the event of default, and the holder must offer indemnity satisfactory to the trustee against the cost and other liabilities of taking that action.

•

The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount (or, in the case of an index-linked debt security, the face amount) of all outstanding debt securities of the relevant series during that period.

Notwithstanding any other provision of the indentures or debt securities, the right of any holder of debt securities to receive payment of the principal of (and premium, if any, on), or interest or missed payments on, such debt securities on or after the due dates thereof and to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

•

any successor corporation expressly assumes our obligations under the debt securities and the relevant indenture and, if applicable, the provision for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation, as a result of such transaction as having been incurred by us at the time of the transaction, no event of default or default, and no event that, after notice or lapse of time, or both, would become an event of default or a default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

Subject to applicable law and regulation (including, if and to the extent required by, in relation to the senior debt securities, the Loss Absorption Regulations or, in relation to the subordinated debt securities, the Applicable Rules at such time, obtaining any required permission of the Relevant Regulator or the relevant UK resolution authority (as applicable)), with respect to a series of debt securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided, that:

•

the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we will, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the relevant indenture and as described under the section headed “Additional Amounts” above, references to such successor entity’s country of organization will be added to the references to the UK);

•

the successor entity confirms in such amendment to the relevant indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the relevant indenture and as described under the section headed “Additional Amounts” above (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

•

immediately after giving effect to such assumption of obligations, no event of default or default and no event which, after notice or lapse of time or both, would become an event of default or default with respect to debt securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the relevant indenture with respect to the debt securities of such series with the same effect as if the successor entity had been named under the relevant indenture.

For these purposes:

(a)

“Applicable Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, the UK CRR, the UK Banking Act 2009, as amended (the “Banking Act”) and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary company or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time; and

(b)

“Loss Absorption Regulations” means, at any time, the laws, regulations, requirements, guidelines, rules, standards and policies from time to time relating to minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments in effect in the United Kingdom and applicable to us from time to time, including, without limitation to the generality of the foregoing, the Banking Act and UK CRR (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company) in each case as amended, supplemented or replaced from time to time.

Defeasance and Discharge

If so specified in the applicable prospectus supplement with respect to debt securities of a series that are payable only in U.S. dollars, we will be discharged from any and all obligations in respect of the debt securities of such series (with certain exceptions) if, at any time, inter alia, either

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•

all debt securities of such series not theretofore delivered to the trustee for cancellation either (i) have become due and payable, (ii) will become due and payable in accordance with their terms within one year or (iii) are to be called for redemption, exchange or conversion within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in each case, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust for the purpose (x) U.S. dollars in an amount, (y) U.S. government obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than the due date of any payment in an amount or (z) any combination of (x) and (y) in an amount sufficient to pay and discharge the entire principal (and premium, if any) and interest on the debt securities of such series in accordance with the terms of such debt securities of such series.

Any discharge will be subject to the consent of the PRA, if required.

If so specified in the applicable prospectus supplement with respect to dated subordinated securities or senior debt securities of a series that are payable only in U.S. dollars at our option, (i) we will be discharged from any obligations with respect to the dated subordinated securities or the senior debt securities of any series, as applicable, or (ii) we will cease to comply with the obligation to furnish to the trustee upon its request compliance certificates or opinions of counsel (“covenant defeasance”) (and any other restrictive covenant added in the prospectus supplement for the benefit of such series) if:

•

we irrevocably deposit, in trust with the trustee, (a) cash in U.S. dollars in an amount, (b) U.S. government obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide cash in U.S. dollars not later than the due date of any payment, in an amount, or (c) any combination of (a) and (b), sufficient in the opinion (with respect to (b) and (c)) of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee to pay all the principal of (and premium, if any) and interest on, the dated subordinated debt securities or senior debt securities of such series, as applicable, in accordance with the terms of such dated subordinated debt securities or senior debt securities of such series, as applicable;

•

no event of default or default or no event (including such deposit) which, after notice or lapse of time or both, would become an event of default or a default with respect to the dated subordinated debt securities or senior debt securities of such series, as applicable, will have occurred and be continuing on the date of such deposit;

•	we deliver to the trustee an officer’s certificate stating that all conditions precedent relating to such covenant defeasance have been complied with; and

•	certain other conditions are complied with.

Any covenant defeasance will be subject to the consent of the PRA, if required.

Conversion

The prospectus supplement relating to a particular series of debt securities may provide for the exchange or conversion of such debt securities.

Except as otherwise specified in the prospectus supplement relating to a particular series of undated subordinated debt securities, we will have the option to convert, in whole but not in part, the undated subordinated debt securities of any series into preference shares on any payment date. The related prospectus supplement will describe the other terms and conditions of the conversion provisions.

Trustee’s Duties

Except during the continuance of an event of default or a default, the trustee will only be liable for performing those duties specifically set forth in the relevant indenture. In the event an event of default or default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the relevant indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If an event of default or default occurs and is continuing with respect to the debt securities of a series, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the relevant indenture at the request or direction of any of the holders of debt securities of such series, unless such holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount (or, in the case of an index-linked debt security, the face amount) of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. However, (i) this direction must not be in conflict with any rule of law or the relevant indenture and (ii) the trustee will have the right to decline to follow any such direction if the trustee in good faith, by a responsible officer of the trustee, determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction. The trustee also may take any other action it deems proper, which is not inconsistent with such direction.

The trustee will, within 90 days after the occurrence of an event of default or default with respect to the debt securities of a series, give to the holders of the affected debt securities of such series notice of such event of default or default, unless such event of default or default has been cured or waived. However, the trustee will be protected in withholding such notice so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee reasonably determines that the withholding of such notice is in the interest of the holders of debt securities of such series.

By its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner), to the extent permitted by the Trust Indenture Act 1939, as amended (the “Trust Indenture Act”), will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of (i) the UK bail-in power by the relevant UK resolution authority with respect to the debt securities or (ii) the limited remedies available under the relevant indenture for a non-payment of principal and/or interest on the debt securities.

Following the exercise of a UK bail-in power by the relevant UK resolution authority (as defined below), the trustee’s duties will be different from those set forth herein and will be fully detailed in the relevant prospectus supplement.

Agreement with Respect to the Exercise of UK Bail-in Power

The debt securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the debt securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the debt securities or the relevant indenture or any other agreements, arrangements, or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any debt securities that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the debt securities or the relevant indenture; (iii) the cancellation of the debt securities; and/or (iv) the amendment or alteration of, in the case of the senior debt securities or the dated subordinated debt securities, the maturity date, or in the case of the undated subordinated debt securities, the redemption date, or amendment of the amount of interest or missed payments payable on the debt securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities or the relevant indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each holder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the debt securities.

For these purposes, “Amounts Due” are the principal amount of, and any accrued and unpaid interest or missed payments including any Additional Amounts, on, the debt securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.

The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under the UK capital framework and otherwise respecting the hierarchy of claims in an ordinary insolvency.

Governing Law

Except as stated above, each indenture and the debt securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordinated Debt Securities— Subordination, Defaults and Events of Default” and “No Right of Set-Off by Holders.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the indentures or the debt securities of any series and have appointed HSBC Bank USA, National Association, as agent for service of process.

DESCRIPTION OF CONTINGENT CAPITAL SECURITIES

Contingent capital securities offered through this prospectus will be issued under a contingent capital securities indenture among HSBC Holdings, as issuer, The Bank of New York Mellon, as trustee and HSBC Bank USA, National Association, as paying agent and registrar, as heretofore supplemented and amended. The following summary of certain provisions of the contingent capital securities and the contingent capital securities indenture and any such summary in any prospectus supplement do not purport to be complete and are subject to, and are qualified by reference to, all the provisions of the contingent capital securities and the contingent capital securities indenture. Defined terms used in this section but not otherwise defined in this prospectus have the meanings assigned to them in the contingent capital securities indenture.

General

The contingent capital securities indenture does not limit the amount of contingent capital securities that we may issue under it and provides that we may issue contingent capital securities from time to time in one or more series.

The contingent capital securities will be our direct, unsecured and subordinated obligations. The contingent capital securities of each series will rank pari passu among themselves, without any preference one over the other by reason of the date they were issued or otherwise. The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of contingent capital securities relative to the debt and equity issued by us, including to what extent the contingent capital securities may rank junior in right of payment to our other obligations or in any other manner.

Please refer to the prospectus supplement relating to the particular series of contingent capital securities offered through this prospectus for the following terms, where applicable, of such contingent capital securities:

•	the issue date;

•	the maturity date, if any;

•	the specific designation and aggregate principal amount of the contingent capital securities;

•	any limit on the aggregate principal amount of the contingent capital securities that may be authenticated or delivered;

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if the amounts of payments of principal of (and premium, if any) or interest, if any, on the contingent capital securities may be determined with reference to an index or are otherwise not fixed on the issue date thereof, the manner in which such amounts will be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	under what conditions, if any, another issuer may be substituted for HSBC Holdings as the issuer of the contingent capital securities;

•	whether the contingent capital securities are intended to qualify as capital for capital adequacy purposes;

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the ranking of the contingent capital securities relative to our issued debt and equity, including to what extent they may rank junior in right of payment to our other obligations or in any other manner;

•	the prices at which we will issue the contingent capital securities;

•	if interest is payable, the interest rate or rates, or how to calculate the interest rate or rates, and under what circumstances interest is payable;

•	provisions, if any, for the cancellation of any interest payment at our discretion or under other circumstances;

•	limitations, if any, on our ability to pay principal or interest in respect of the contingent capital securities, including situations whereby we may be prohibited from making such payments;

•	whether any premium, upon redemption or otherwise, will be payable by us;

•	whether the contingent capital securities are to be issued as discount securities and the terms and conditions of any such discount securities;

•	provisions, if any, for the discharge and defeasance of the contingent capital securities;

•

the obligation, if any, to redeem or purchase contingent capital securities pursuant to any sinking fund or analogous provisions or at the option of the holders of such contingent capital securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which such contingent capital securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	any condition applicable to payment of any principal, premium or interest on contingent capital securities;

•	the dates and places at which any payments are payable;

•	the places where notices and demands to or upon us in respect of the contingent capital securities may be served and notice to holders may be published;

•	the terms of any mandatory or optional redemption and related notices;

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any terms on which the contingent capital securities may or will be converted at our option or otherwise into ordinary shares or other securities of HSBC Holdings (“Conversion Securities”), and, if so, the nature and terms of the Conversion Securities into which such contingent capital securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but will not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

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whether we may conduct an offer of Conversion Securities after any conversion of the contingent capital securities in order to deliver cash proceeds to holders of contingent capital securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

•	any terms relating to the adjustment of the Conversion Securities into which the contingent capital securities may be converted;

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any terms on which the principal amount of the contingent capital securities may or will be written-down, in whole or in part, at our option or otherwise and the effect, if any, of such write-down on interest payable on such contingent capital securities;

•	the terms of any repurchase of the contingent capital securities;

•	the denominations in which the contingent capital securities will be issued, which may be an integral multiple of either $1,000 or any other specified amount;

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the amount, or how to calculate the amount, that we will pay to the holder of contingent capital securities, if the contingent capital securities are redeemed before their stated maturity, if any, or accelerated, or for which the trustee will be entitled to file and prove a claim to the extent so permitted;

•	whether and how the contingent capital securities may or must be converted into any other type of securities, or their cash value, or a combination of these;

•	the currency or currencies in which the contingent capital securities are denominated, and in which we make any payments;

•	whether we will issue the contingent capital securities wholly or partially as one or more global contingent capital securities;

•	what conditions must be satisfied before we will issue the contingent capital securities in definitive form (“definitive contingent capital securities”);

•	any reference asset we will use to determine the amount of any payments on the contingent capital securities;

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any other or different contingent capital events of default (as defined under “Contingent Capital Events of Default”), other categories of default or covenants applicable to any of the contingent capital securities, and the relevant terms if they are different from the terms in the applicable contingent capital securities indenture;

•	any restrictions applicable to the offer, sale and delivery of the contingent capital securities;

•	whether we will pay contingent capital additional amounts (as defined under “Additional Amounts”) on the contingent capital securities;

•	the record date for any payment of principal, interest or premium;

•	any listing of the contingent capital securities on a securities exchange;

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whether holders of the contingent capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to them by us arising under, or in connection with, the contingent capital securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars of any series;

•	what we believe are any additional material U.S. federal and UK tax considerations;

•	provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority; and

•	any other or different terms of the contingent capital securities.

Form, Settlement and Clearance

General. Unless the relevant prospectus supplement states otherwise, the contingent capital securities initially will be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, DTC, Euroclear and/or Clearstream Luxembourg, and will be registered in the name of such depositary or its nominee. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of the contingent capital securities. Unless and until the contingent capital securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive contingent capital securities (see “—Definitive Contingent Capital Securities”), the global contingent capital securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The contingent capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the contingent capital securities will be cleared through DTC only. In such event, beneficial interests in the global contingent capital securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global contingent capital security, the depositary or its nominee will be considered the sole holder of such global contingent capital security for all purposes under the contingent capital securities indenture. Except as described below under the heading “—Definitive Contingent Capital Securities,” no participant, indirect participant or other person will be entitled to have contingent capital securities registered in its name, receive or be entitled to receive physical delivery of contingent capital securities in definitive form or be considered the owner or holder of the contingent capital securities under the contingent capital securities indenture. Each person having an ownership or other interest in contingent capital securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the contingent capital securities indenture or the contingent capital securities.

DTC has advised us that: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Payments on the Global Contingent Capital Security. Payments of any amounts in respect of any global contingent capital securities will be made by the paying agent to the depositary. Payments will be made to beneficial owners of contingent capital securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global contingent capital security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

All such payments will be distributed without deduction or withholding for any UK taxes or other UK governmental charges, or if any such deduction or withholding is required to be made under the provisions of any applicable UK law or regulation, then, except as described under “Additional Amounts,” such additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the global contingent capital security and by the owners of interests in the contingent capital securities, after such deduction or withholding, will equal the net amounts that such holder and owners would have otherwise received in respect of the global contingent capital security or interests in the contingent capital securities, as the case may be, if such deduction or withholding had not been made.

Settlement. Initial settlement for the contingent capital securities and settlement of any secondary market trades in the contingent capital securities will be made in same-day funds. The contingent capital securities will settle in DTC’s Same-Day Funds Settlement System.

Definitive Contingent Capital Securities. Owners of interests in the contingent capital securities will not be entitled to receive definitive contingent capital securities in registered form in respect of such interest unless: (1) (i) DTC notifies us in writing that it is unwilling to or unable to continue as a depositary for the contingent capital securities of such series or the contingent capital securities, as the case may be, or (ii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days, (2) a contingent capital event of default has occurred and is continuing and the registrar has received a request from DTC, (3) we, at our option and sole discretion, determine that a global contingent capital security should be exchanged for definitive contingent capital securities or (4) the applicable prospectus supplement provides otherwise with respect to a particular series.

Unless otherwise indicated in the applicable prospectus supplement, definitive contingent capital securities will be issued in denominations of $1,000 or integral multiples of $1,000 and will be issued in registered form. Such definitive contingent capital securities will be registered in the name or names of such person or persons as the registrar will notify the trustee based on the instructions of DTC.

Payments

Payments of interest, principal and premium (if any), on any particular series of contingent capital securities will be made on such dates (if any) and, in the case of payments of interest, at such rate or rates, as are set forth in, or as are determined by the method of calculation described in, the prospectus supplement relating to the contingent capital securities of such series.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, all payments made under or with respect to the contingent capital securities shall be paid by us without deduction or withholding for, or on account of, any and all present and future taxes, levies, imposts, duties, charges, fees, deductions or withholdings whatsoever imposed, levied, collected, withheld or assessed by or on behalf of a Taxing Jurisdiction, unless required by law.

If such deduction or withholding shall at any time be required by the law of the Taxing Jurisdiction, we shall pay such Additional Amounts in respect of any payments of interest only (and not principal) on such contingent capital securities as may be necessary so that the net amounts (including Additional Amounts) paid to the holders, after such deduction or withholding, shall be equal to the respective amounts of interest which the holders would have been entitled to receive in respect of such contingent capital securities in the absence of such deduction or withholding, provided that the foregoing shall not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding which:

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would not be payable or due but for the fact that the holder or the beneficial owner of the contingent capital security is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the Taxing Jurisdiction, or otherwise has some connection or former connection with the Taxing Jurisdiction other than the holding or ownership of a contingent capital security, or the collection of interest payments on, or the enforcement of, any contingent capital security;

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would not be payable or due but for the fact that the certificate representing the relevant contingent capital securities (i) is presented for payment in the Taxing Jurisdiction or (ii) is presented for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such 30-day period;

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would not have been imposed if presentation for payment of the certificate representing the relevant contingent capital securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed in respect of a holder that is not the sole beneficial owner of the interest, or a portion of it, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

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is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such contingent capital securities with our request addressed to the holder or the beneficial owner, including our written request related to a claim for relief under any applicable double tax treaty:

(a)	to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner; or

(b)	to make any declaration or other similar claim to satisfy any information or reporting requirement,

if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the Taxing Jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

•	is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty, assessment or other governmental charge; or

•	is imposed in respect of any combination of the above items.

We have agreed in the contingent capital securities indenture that at least one paying agent for the contingent capital securities will be located outside the UK.

Unless the relevant prospectus supplement provides otherwise, all payments in respect of the contingent capital securities will be made subject to any withholding or deduction required pursuant to FATCA and we will not be required to pay any Additional Amounts on account of any such deduction or withholding required pursuant to FATCA.

With respect to any series of contingent capital securities, any paying agent shall be entitled to make a deduction or withholding from any payment which it makes under the contingent capital securities of such series and the relevant indenture for or on account of Applicable Law. In either case, the paying agent shall make any payment after a deduction or withholding has been made pursuant to Applicable Law and shall report to the relevant authorities the amount so deducted or withheld. However, such deduction or withholding shall not apply to payments made under the contingent capital securities of such series and this prospectus through the relevant clearing systems. In all cases, the paying agent shall have no obligation to gross up any payment made subject to any deduction or withholding pursuant to Applicable Law. In addition, amounts deducted or withheld by the paying agent under this provision shall be treated as paid to the holder of a contingent capital security, and we shall not pay Additional Amounts in respect of such deduction or withholding, except to the extent these provisions explicitly provide otherwise.

Whenever in this prospectus there is mentioned, in any context, the payment of interest, if any, on, or in respect of, any contingent capital securities of any series or the net proceeds received on the sale or exchange of any contingent capital security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this prospectus to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the terms of the indenture for contingent capital securities and the provisions described in this prospectus and as if express mention of the payment of Additional Amounts (if applicable) were made in any provision thereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of contingent capital securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

Modifications of, and amendments to, the contingent capital securities indenture with respect to the contingent capital securities of a series may be made by us and the trustee, without the consent of the holders of the contingent capital securities of such series for certain purposes and otherwise with the consent of the holders of a majority in principal amount of the contingent capital securities of such series then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding contingent capital security affected thereby:

•	change the principal amount of, or any premium or rate of interest with respect to, any contingent capital security;

•	change our obligation, or any successor’s, to pay contingent capital additional amounts, if any;

•	change the places at which payments are payable or the currency of payment;

•	impair the right to sue for the enforcement of any payment due and payable;

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reduce the percentage in aggregate principal amount of outstanding contingent capital securities of the series necessary to modify or amend the contingent capital securities indenture or to waive compliance with certain provisions of the contingent capital securities indenture and any past contingent capital event of default;

•	change our obligation to maintain an office or agency in the place and for the purposes specified in the contingent capital securities indenture;

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modify the subordination provisions, if any, or the terms and conditions of our obligations in respect of the due and punctual payment of the amounts due and payable on the contingent capital securities, in either case in a manner adverse to the holders; or

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modify the foregoing requirements or the provisions of the contingent capital securities indenture relating to the waiver of any past contingent capital event of default or covenants, except as otherwise specified.

The holders of not less than a majority in principal amount of the outstanding contingent capital securities of a series may, on behalf of all holders of contingent capital securities of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the contingent capital securities indenture before the time for such compliance.

In addition, material variations in the terms and conditions of contingent capital securities of any series, including modifications relating to subordination, redemption and events of default may require the consent of the PRA.

Subordination

Payment of the principal of (and premium, if any) and interest, if any, on a series of contingent capital securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Contingent Capital Events of Default

Unless the relevant prospectus supplement provides otherwise, a “contingent capital event of default” with respect to the contingent capital securities will result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within 30 days of the making of such order, or (ii) our ordinary shareholders adopt an effective resolution for our winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency). Subject to certain provisions relating to the subordination of the contingent capital securities, if a contingent capital event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities may declare the principal amount of the securities (and any accrued but unpaid interest) to be due and payable immediately. However, if the contingent capital event of default has been cured after this declaration, but before the trustee obtains a judgment or decree for payment of money due, then the declaration of acceleration and its consequences will be rescinded.

Other than the limited remedies specified above, on the occurrence of a contingent capital event of default which is continuing, no remedy against us will be available to the trustee or the holders of the contingent capital securities whether for the recovery of amounts owing in respect of such contingent capital securities or under the contingent capital securities indenture in relation thereto or in respect of any breach by us of any of our other obligations under or in respect of such contingent capital securities or under the contingent capital securities indenture in relation thereto; provided that (1) our obligations to pay the fees and expenses of, and to indemnify, the trustee and the trustee’s rights to apply money collected to first pay its fees and expenses will survive any such contingent capital event of default and will not be subject to any subordination provisions applicable to the contingent capital securities of such series and (2) the trustee will have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the holders of the contingent capital securities in response to such contingent capital event of default under the provisions of the contingent capital securities indenture and provided that any payments on the contingent capital securities of such series are subject to the subordination provisions set forth in the contingent capital securities indenture.

Waiver of Contingent Capital Events of Default and Defaults

The holders of not less than a majority in aggregate principal amount of the outstanding contingent capital securities of a series may, on behalf of all holders of contingent capital securities of that series, waive any past contingent capital event of default or default under the contingent capital securities indenture with respect to contingent capital securities of that series, except a default in the payment of any principal of (or, premium, if any, on) or any installment of interest on any contingent capital securities of that series and except a default in respect of a covenant or provision, the modification or amendment of which would require the consent of the holder of each outstanding contingent capital security affected by it. Upon any such waiver, such contingent capital event of default or default will cease to exist, and any contingent capital event of default or default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other contingent capital event of default or default or impair any right consequent thereon.

No Right of Set-Off by Holders

Subject to applicable law and unless the applicable prospectus supplement provides otherwise, holders of contingent capital securities, by their acceptance thereof, and the trustee in respect of any claims of such holders to payment of any principal, premium or interest in respect of the contingent capital securities, will be deemed to have waived any right of set-off or counterclaim that they might otherwise have. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of contingent capital securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place. The waiver of set-off provisions will be governed by, and construed in accordance with, the laws of England and Wales.

Limitation on Suits

No holder of contingent capital securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement, before a holder of the contingent capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the contingent capital securities, the following must occur:

•	The holder must give the trustee written notice that a contingent capital event of default has occurred and remains uncured.

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The holders of not less than 25% in outstanding principal amount of the contingent capital securities of the relevant series must make a written request that the trustee take action because of the contingent capital event of default, and the holder must offer indemnity satisfactory to the trustee in its sole discretion against the cost and other liabilities of taking that action.

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The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding contingent capital securities of the relevant series during that period.

Notwithstanding any other provision of the contingent capital indenture or the contingent capital securities, the right of any holder of contingent capital securities to receive payment of the principal of (and premium, if any, on), and interest on, the contingent capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of any of the contingent capital securities, consolidate or amalgamate with, or merge into, any corporation, or convey, sell, transfer or lease our properties and assets substantially as an entirety to any person, provided that:

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any successor corporation expressly assumes our obligations under the contingent capital securities and the contingent capital securities indenture and, if applicable, the provisions for payment of additional amounts for withholding taxes are amended to include the jurisdiction of incorporation of the successor corporation;

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immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of such transaction as having been incurred by us at the time of the transaction, no contingent capital event of default or default, and no event that, after notice or lapse of time, or both, would become a contingent capital event of default or default, will have occurred and be continuing; and

•	certain other conditions are satisfied.

Assumption of Obligations

Subject to applicable law and regulation (including, if and to the extent required by the Capital Instruments Regulations at such time, the prior consent of the Relevant Regulator), with respect to a series of contingent capital securities, a holding company of us or any of our subsidiary undertakings may assume our obligations (or those of any corporation which will have previously assumed our obligations); provided that:

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the successor entity expressly assumes such obligations by an amendment to the contingent capital securities indenture, in a form satisfactory to the trustee, and we will, by an amendment to the contingent capital securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the contingent capital securities of such series) all of such successor entity’s obligations under the contingent capital securities of such series and the contingent capital securities indenture, as so modified by such amendment (provided, however, that, for the purposes of our obligation to pay additional amounts as provided, and subject to the limitations as set forth, in the contingent capital securities indenture and as described under the section headed “Additional Amounts,” references to such successor entity’s country of organization will be added to the references to the UK);

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the successor entity confirms in such amendment to the contingent capital securities indenture that the successor entity will pay to the holders such additional amounts as provided by, and subject to the limitations set forth in, the contingent capital securities indenture and as described under the section headed “Additional Amounts” (provided, however, that for these purposes such successor entity’s country of organization will be substituted for the references to the UK); and

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immediately after giving effect to such assumption of obligations, no contingent capital event of default or default and no event which, after notice or lapse of time or both, would become a contingent capital event of default or default with respect to contingent capital securities of such series will have occurred and be continuing.

Upon any such assumption, the successor entity will succeed to, and be substituted for, and may exercise all of our rights and powers under the contingent capital securities indenture with respect to the contingent capital securities of such series with the same effect as if the successor entity had been named under the contingent capital securities indenture.

For these purposes:

(a)

“Capital Instruments Regulations” means any regulatory capital rules, regulations or standards which are applicable to us at any time (on a solo or consolidated basis and including any implementation thereof or supplement thereto by the PRA from time to time) as then in effect in the UK, and which lay down the requirements to be fulfilled by financial instruments for inclusion in our regulatory capital (on a solo or consolidated basis) including as may be required by (i) UK CRR and/or (ii) the Relevant Rules and all other UK law which implemented CRD, including (for the avoidance of doubt) any delegated acts and implementing acts made by the European Commission (such as regulatory technical standards and implementing technical standards) (in each case as they form part of UK domestic law by virtue of the EUWA or as implemented in UK law, as appropriate), in each case as amended, supplemented or replaced from time to time.

(b)

“CRD” means Directive 2013/36/EU on access to credit institutions and the prudential supervision of credit institutions and investment firms, as amended or supplemented before IP Completion Day (including, without limitation, by Directive (EU) 2019/878).

(c)	“IP Completion Day” means 11:00 p.m. on December 31, 2020.

(d)	“Relevant Regulator” means the PRA or any successor entity primarily responsible for our prudential supervision.

(e)

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the UK including, without limitation to the generality of the foregoing, as may be required by the Capital Instruments Regulations or the Banking Act and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator applicable to us from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company), in each case as amended, supplemented or replaced from time to time.

Trustee’s Duties

Except during the continuance of a contingent capital event of default, the trustee will only be liable for performing those duties specifically set forth in the contingent capital securities indenture. In the event a contingent capital event of default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the contingent capital indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

If a contingent capital event of default occurs and is continuing with respect to the contingent capital securities, the trustee will have no obligation to take any action at the direction of any holders of the contingent capital securities, unless they have offered the trustee security or indemnity satisfactory to the trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding contingent capital securities will have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the contingent capital securities. However, this direction (a) must not be in conflict with any rule of law or the contingent capital securities indenture and (b) must not be unjustly prejudicial to the holder(s) of the contingent capital securities not taking part in the direction, in the case of either (a) or (b) as determined by the trustee in its sole discretion. The trustee may also take any other action, consistent with the direction, that it deems proper.

The trustee will, within 90 days of a contingent capital event of default with respect to the contingent capital securities of any series, give to each affected holder of the contingent capital securities of the affected series notice of any contingent capital event of default it knows about, unless the contingent capital event of default has been cured or waived. However, the trustee will be entitled to withhold notice if a trust committee of responsible officers of the trustee determines in good faith that withholding of notice is in the interest of the holders.

Following the exercise of a UK bail-in power by the relevant UK resolution authority, the trustee’s duties will be different from those set forth herein and will be fully detailed in the relevant prospectus supplement.

Agreement with Respect to the Exercise of UK Bail-in Power

The contingent capital securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as set forth in the applicable prospectus supplement. In particular, by its acquisition of the contingent capital securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge, accept, consent and agree, notwithstanding any other term of the contingent capital securities or the contingent capital securities indenture or any other agreements, arrangements or understandings between us and any holder, to be bound by (a) the effect of the exercise of any UK bail-in power by the relevant UK resolution authority in relation to any contingent capital securities that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due into our or another person’s ordinary shares, other securities or other obligations (and the issue to, or conferral on, the holder of such ordinary shares, other securities or other obligations), including by means of an amendment, modification or variation of the terms of the contingent capital securities or the relevant indenture; (iii) the cancellation of the contingent capital securities; and/or (iv) the amendment or alteration of the redemption date of the contingent capital securities or amendment of the amount of interest payable on the contingent capital securities, or the interest payment dates, including by suspending payment for a temporary period; and (b) the variation of the terms of the contingent capital securities or the contingent capital securities indenture, if necessary, to give effect to the exercise of any UK bail-in power by the relevant UK resolution authority.

No repayment or payment of Amounts Due will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise. Moreover, each holder (which, for these purposes, includes each beneficial owner) will consent to the exercise of any UK bail-in power as it may be imposed without any prior notice by the relevant UK resolution authority of its decision to exercise such power with respect to the contingent capital securities.

For these purposes:

(a)

“Amounts Due” are the principal amount of, and any accrued and unpaid interest, including any Additional Amounts, on, the contingent capital securities. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority;

(b)

“UK bail-in power” means the powers under the UK bail-in legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, write-down, transfer, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

(c)

“UK bail-in legislation” means Part I of the Banking Act and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(d)	“relevant UK resolution authority” means any authority with the ability to exercise a UK bail-in power.

The Banking Act specifies the order in which the bail-in tool should be applied, reflecting the hierarchy of capital instruments under the UK capital framework and otherwise respecting the hierarchy of claims in an ordinary insolvency.

Governing Law

Except as stated above, the contingent capital securities indenture and the contingent capital securities of each series will be governed by, and construed in accordance with, the laws of the State of New York. See “Subordination” and “No Right of Set-Off by Holders.”

Jurisdiction; Consent to Service

We have consented to the jurisdiction of any state or federal court in the City of New York with respect to any suit or proceeding arising out of, or relating to, the contingent capital securities indenture or the contingent capital securities of any series and have appointed HSBC North America Holdings Inc. as agent for service of process.

DESCRIPTION OF ORDINARY SHARES

HSBC Holdings’ ordinary shares of nominal value $0.50 each (the “ordinary shares”) will be offered solely in connection with the offer of any contingent capital securities (which may be converted into ordinary shares pursuant to the terms of such contingent capital securities).

The following is a summary of the material terms of the ordinary shares, as set out in the Articles of Association and relevant provisions of the Companies Act 2006. Holders of ordinary shares are encouraged to read the Articles of Association and shareholders’ resolutions passed at HSBC Holdings’ Annual General Meeting (“AGM”) relating to the authority of our board of directors (the “board”) to allot shares. A copy of the Articles of Association has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

At the 2023 AGM, the holders of ordinary shares passed an ordinary resolution granting the board the general and unconditional authority pursuant to, and for the purposes of, section 551 of the Companies Act 2006 to exercise all the powers of HSBC Holdings to allot ordinary shares and to grant rights to subscribe for, or to convert any security into, ordinary shares up to a specified aggregate nominal amount.

Subject to certain specified limitations described below, the board was given the authority to allot ordinary shares and to grant rights to subscribe for, or to convert any security into, shares in the HSBC Holdings (a) up to an aggregate nominal amount of $1,997,127,937, (b) up to an aggregate nominal amount of $3,328,546,562 in connection with an offer or invitation to (x) holders of ordinary shares, in proportion to the respective number of ordinary shares held by them, and (y) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary, (c) comprising equity securities (as defined in section 560 of the Companies Act 2006) up to an aggregate nominal amount of $6,657,093,124 in connection with a rights issue to (i) holders of ordinary shares, in proportion to the respective number of ordinary shares held by them, and (ii) holders of other securities, bonds, debentures or warrants which, in accordance with the rights attaching thereto, are entitled to participate in such an offer or invitation or as the board considers necessary and (d) up to an aggregate nominal amount of £150,000 (in the form of 15,000,000 non-cumulative preference shares of £0.01 each), €150,000 (in the form of 15,000,000 non-cumulative preference shares of €0.01 each) and US$150,000 (in the form of 15,000,000 non-cumulative preference shares of US$0.01 each). However, (i) no more than $3,328,546,562 can be allotted or granted under clauses (a) and (b) on a combined basis and (ii) no more than $6,657,093,124 can be allotted under clauses (a), (b) and (c) on a combined basis.

In addition, the board was given the authority to allot ordinary shares up to an aggregate nominal amount of $1,997,127,937 in relation to any issue by HSBC Holdings of contingent convertible securities that automatically convert into or are exchanged for ordinary shares in prescribed circumstances. See “Description of Contingent Capital Securities.”

These authorities will expire at the earlier of the conclusion of the 2024 AGM or at the close of business on June 30, 2024, following which we will need to seek a new general authority to allot shares.

HSBC Holdings maintains a principal share register in London and overseas branch share registers in Bermuda and Hong Kong.

Voting

Unless otherwise required by the Companies Act 2006 or the Articles of Association, the holders of ordinary shares vote by ordinary resolution (such as for the election of directors, the declaration of a dividend, the appointment of auditors or the grant of authority to allot shares) at general meetings.

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, HSBC Holdings may, pursuant to the UK Uncertificated Securities Regulations 2001 (as amended) (the “Regulations”), specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members of HSBC Holdings kept pursuant to the Companies Act 2006 (the “Principal Register”) or a register of members resident in Hong Kong (the “Hong Kong Branch Register”) or a register of members resident in any such other countries or territories that the board may from time to time, in its sole discretion, determine (together with the Hong Kong Branch Register, the “Overseas Branch Registers”) in order to have the right to attend or vote at the meeting.

Subject to the restrictions referred to under “Restrictions on Voting” and any special voting rights or restrictions attached to any class of shares, ordinary resolutions will be decided on a show of hands by a simple majority of holders of ordinary shares present and voting at the meeting where each holder of ordinary shares has one vote, regardless of the number of ordinary shares held, unless a poll is demanded. On a poll, every holder who is present in person or by proxy and entitled to vote will have one vote for each ordinary share held. Holders of record of ordinary shares may appoint a proxy to attend and vote on their behalf.

HSBC Holdings will send out written notice at least 21 clear days before an annual general meeting, and at least 14 clear days before all other general meetings or such longer period as may be required by law from time to time. For general meetings to be valid, at least three holders of ordinary shares entitled to vote must be present in person or by proxy.

The board shall determine in relation to each general meeting the means of attendance at and participation in the meeting, including whether the persons entitled to attend and participate in the general meeting shall be enabled to do so partly by simultaneous attendance and participation at a physical place anywhere in the world determined by it, and partly by means of an electronic facility or facilities determined by it in accordance with the Articles of Association. The holders of ordinary shares present in person or by proxy at the satellite meeting places or through an electronic facility will be counted in the quorum for the general meeting. The satellite meeting places and electronic facilities offered by the board must enable holders of ordinary shares to participate in the business for which the meeting has been convened. Holders of ordinary shares must be able to hear all persons who speak at the meeting and be heard by all other persons attending and participating in the meeting if they wish to speak themselves.

For the purpose of controlling the level of attendance or ensuring the health and safety of those attending at any place specified for the holding of a general meeting, the board may make from time to time such arrangements as the board considers to be appropriate. In any such case, the board will direct that the meeting be held at a specified place, where the chair of the meeting shall preside, and make arrangements for simultaneous attendance and participation by holders of ordinary shares and proxies at other locations. The chair of a general meeting has express authority to interrupt or adjourn the meeting if, in his opinion, it has become necessary to do so in order to secure the proper conduct of the meeting. Annual general meetings of HSBC Holdings are to be held at such time and in such place as the board may determine.

A corporate holder of ordinary shares may appoint a representative to attend and vote at a general meeting on its behalf.

Disclosure of Interests in Ordinary Shares

The Disclosure Guidance and Transparency Rules of the FCA require any person to notify HSBC Holdings and the FCA if the voting rights held by such person through its direct or indirect holding of ordinary shares or certain financial instruments reach, exceed or fall below 3% and each 1% threshold thereafter up to 100%. For the purposes of determining whether a person has such a notification obligation, certain voting rights in HSBC Holdings may be disregarded under the Disclosure, Guidance and Transparency Rules, which can, in certain circumstances, have the effect of removing a notification obligation entirely or, in the case of certain investment managers, result in the need to notify only at higher thresholds.

Section 793 of the Companies Act 2006 gives HSBC Holdings the power to require persons whom it believes to be, or to have been within the previous three years, interested in its voting shares (including the ordinary shares) to disclose prescribed particulars of those interests. Under Section 794 of the Companies Act 2006, and Article 84 of the Articles of Association, failure to supply the information required may lead to disenfranchisement of the relevant shares and, where those shares represent at least 0.25% of the shares in issue, a prohibition on their transfer and receipt of dividends and other payments in respect of those shares.

HSBC Holdings has a similar power under the Securities and Futures Ordinance, which applies to companies listed on the Stock Exchange of Hong Kong (“SEHK”), to require persons whom it knows or has reasonable cause to believe that person has an interest in HSBC Holdings to confirm that fact or whether or not this is the case.

Restrictions on Voting

Any holder of ordinary shares (or any other person appearing to be interested in the ordinary shares) who has been served with a notice under section 793 of the Companies Act 2006, as described above, and has not given HSBC Holdings any information required by the notice within 14 days from receiving the notice, will not be entitled to be present or to vote either personally or by proxy at a general meeting, unless the directors determine that this restriction should not apply.

A holder of ordinary shares can vote (whether in person or by proxy) and exercise other rights or privileges as a holder of ordinary shares only if he has paid all calls or other amounts presently due.

Dividends and Other Distributions

HSBC Holdings may, by ordinary resolution, declare dividends to be paid to holders of ordinary shares, but no dividend shall exceed the amount recommended by the board. The board may pay or declare and pay interim dividends as appear to the board to be justified by the profits available for distribution. In the absence of a resolution from the board as to when an interim dividend will constitute a debt from HSBC Holdings, it will not constitute a debt due from HSBC Holdings until payment.

The board may, with the prior authority of an ordinary resolution and subject to such terms and conditions as the board may determine, offer to any holder of ordinary shares the right to elect to receive ordinary shares, credited as fully paid, instead of cash in any currency in respect of the whole (or some part, to be determined by the board) of any dividend specified by the ordinary resolution. At the annual general meeting of HSBC Holdings held on April 29, 2022, holders of ordinary shares renewed the authority to give the directors authority to offer a scrip dividend alternative until the conclusion of the AGM of HSBC Holdings in 2025.

On any distribution by way of capitalisation, the amount to be distributed will be appropriated among the holders of ordinary shares (whether or not fully paid) in proportion to their holdings of ordinary shares and apply such amount on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any ordinary shares held by them, or in paying up in full unissued shares or debentures of HSBC Holdings of a nominal amount equal to that amount, and allot the shares or debentures to those holders of ordinary shares.

The dollar preference shares, sterling preference shares and euro preference shares carry the right in priority to the payment of any dividend to the holders of ordinary shares and any other class of shares (other than other preference shares that rank pari passu or in priority as regards income) to a non-cumulative preference dividend payable at such rate and on such terms as the board may determine prior to the allotment of such shares.

A dividend will not be declared or paid on the dollar preference shares, sterling preference shares or euro preference shares if payment of the dividend would cause HSBC Holdings not to meet the applicable capital adequacy requirements of the PRA or if the profits of HSBC Holdings available for distribution, in the opinion of the board, are not sufficient to enable it to pay in full both dividends on those preference shares and on any other shares scheduled to be paid on the same date and that have an equal right to dividends.

All dividends shall be apportioned and paid proportionately to the percentage of the nominal amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it shall rank for dividend as from a particular date, it shall rank for dividend accordingly. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency as the board may determine. If and whenever the shares on which a dividend is declared are denominated in different currencies, the dividend shall be declared in a single currency (which may be any currency).

If HSBC Holdings exercises the power of sale in respect of any ordinary share held by an untraced holder of that share, as described under “Untraced Holders of Ordinary Shares” below, any dividend or other sum payable in respect of that share outstanding at the time of the exercise of the power of sale will be forfeited and revert to HSBC Holdings when such share is sold. HSBC Holdings may use such forfeited dividend or other sums for such good causes as HSBC Holdings from time to time thinks fit.

Any dividend unclaimed for 12 months after having become payable may be invested or otherwise made use of by the board for the benefit of HSBC Holdings until claimed and HSBC Holdings is not constituted as a trustee over such unclaimed dividends. Any dividend unclaimed for a period of 12 years after having become due for payment (if the board so resolves) may be forfeited and revert to HSBC Holdings. No dividends or other monies payable on or in respect of a share shall bear interest against HSBC Holdings.

On a return of capital, whether in a winding-up or otherwise, the ordinary shares will rank equally in all respects and the preference shares in HSBC Holdings will be entitled to the rights attaching to them on issue.

Liquidation Rights

Subject to applicable insolvency laws and the Articles of Association, on a winding-up of HSBC Holdings, holders of the dollar preference shares, sterling preference shares and euro preference shares have the right to receive out of assets available for distribution to members, in priority to any payment to holders of ordinary shares and any other class of shares (other than other preference shares that rank pari passu or in priority as regards repayment of capital), a sum equal to any unpaid dividend on the relevant shares and the amount paid up on the relevant shares together with such premium (if any) as may be determined by the board prior to the allotment thereof.

On a winding up of HSBC Holdings, the ordinary shares rank equally in all respects and distributions of HSBC Holdings’ assets to holders of ordinary shares will be made in accordance with applicable insolvency laws.

If HSBC Holdings is wound up, after payment of all liabilities, preferred shares and the deduction of any provision made under section 247 of the Companies Act 2006 or section 187 of the Insolvency Act 1986 (which enables the liquidator to make payments to employees or former employees on the cessation or transfer of HSBC Holdings’ business), the remaining assets available for distribution to holders of the ordinary shares will be distributed among the holders of ordinary shares in proportion to the number of ordinary shares that they hold. On the date of the distribution, the amount paid to any holders of ordinary shares whose ordinary shares are not fully paid up will be reduced to reflect the amount owed. After receiving approval of the holders of ordinary shares by an extraordinary resolution and meeting any legal requirements, the liquidator may divide the assets in kind among the holders of ordinary shares in the manner that it sees fit.

Untraced Holders of Ordinary Shares

HSBC Holdings can sell any ordinary shares of a holder (or any ordinary share to which a person is entitled by transmission on death or bankruptcy or otherwise by operation of law) if such holder has not claimed a dividend for a period of 12 years during which at least three dividends were payable with respect to the ordinary shares. HSBC Holdings must send a notice either in hard copy form to the last known physical address, or in electronic form to the last known email address, that HSBC Holdings has for the member or the person entitled by transmission to the ordinary share or the address for the service of notices notified under Article 163.3 of the Articles of Association giving notice of HSBC Holdings’ intention to sell the relevant shares. Before sending such notice, HSBC Holdings must have used such reasonable efforts as it considers appropriate in the circumstances (in its discretion) to trace the relevant holder.

HSBC Holdings may then sell the ordinary shares if it does not receive any response from the holders of those ordinary shares within three months of sending the notice. After selling the ordinary shares, the net proceeds of the sale will be forfeited and will belong to HSBC Holdings. HSBC Holdings will not be liable in any respect to the person who would have been entitled to the ordinary shares by law for the proceeds of sale. HSBC Holdings may use the money for such good causes as the board from time to time thinks fit.

Transfer of Ordinary Shares

The ordinary shares may be transferred by an instrument in any usual form or in any other form approved by the board. The board may refuse to register a transfer, unless:

•

the ordinary shares are fully paid (provided that the board will not refuse to register a transfer of partly paid ordinary shares which are listed on the London Stock Exchange if to do so would prevent dealing in the ordinary shares taking place on an open and proper basis);

•	it is duly stamped (if required);

•

it is duly presented for registration at the prescribed place together with the relevant share certificate and other evidence of title as the board reasonably require (except in the case of a transfer by a recognised person where a certificate has not been issued or in the case of an uncertificated share);

•	it is in respect of only one class of ordinary shares;

•	it is in favor of a single transferee or not more than four joint transferees; and

•	HSBC Holdings has no lien on the ordinary shares.

The board may refuse to register a transfer of uncertificated ordinary shares in such other circumstances as may be permitted or required by the Regulations and the relevant system.

Moreover, a transfer of ordinary shares will not be registered if the holder has failed to provide the required particulars as described under “Disclosure of Interests in Ordinary shares.”

The transferor will remain the holder of the ordinary shares concerned until the name of the transferee is entered in the share register in respect of the transfer.

If the board refuses to register a transfer of an ordinary share, it must inform the transferee of its refusal within two months of receiving the transfer request, together with the reasons for the refusal. The board must return the refused instrument of transfer to the person depositing it, except in the case of suspected fraud.

The board is required to keep the following registers of its members:

•	in the UK, the Principal Register;

•	in Hong Kong, the Hong Kong Branch Register; and

•	in such other countries or territories as the board may from time to time determine, the Overseas Branch Registers.

Subject to applicable law, any class of shares may be held, registered, converted to, transferred or otherwise dealt with, in uncertificated form or certificated form and converted from uncertificated form to certificated form in accordance with the Regulations and the practices instituted by Euroclear UK & International Limited, or such other person as may from time to time be approved by His Majesty’s Treasury under the Regulations as operator of the relevant system.

Variation of Class Rights and Alteration of Share Capital

Subject to the provisions of the Companies Act 2006, the consent in writing of the holders of at least three-quarters in nominal value of the issued shares in a class (excluding any shares held as treasury shares), or the sanction by the shareholders of that class of a special resolution passed at a separate general meeting, is required to vary or abrogate the rights of the class, unless otherwise provided by the terms of issue of the shares of that class. Two persons holding or representing by proxy at least one third of the nominal amount of the shares of the relevant class must be present for the separate general meeting to be valid (except at an adjourned meeting, at which the quorum will be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll.

HSBC Holdings may also vary or abrogate rights attached to the shares by a special resolution without the separate consent or sanction of the holders of any class of shares so long as the rights attached to all the shares are varied or abrogated in the same manner and to the same extent.

The issuance of new shares ranking in priority to, or pari passu with, an existing class of shares is not considered to be a “variation” in the rights of already existing shares, unless the existing shares provide so expressly.

HSBC Holdings may issue shares with rights or restrictions as it sees fit, including redeemable shares, so long as it does so in accordance with the Companies Act 2006 and the Articles of Association and without reducing any rights attached to any existing shares.

As a matter of English law, HSBC Holdings may:

•

by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person; and

•	by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Pre-emptive Rights

As HSBC Holdings is a company incorporated in the UK, in general, holders of ordinary shares have automatic pre-emptive rights pursuant to section 561 of the Companies Act 2006. However, these pre-emptive rights can be overridden by a special resolution of the holders of ordinary shares.

Lien on Ordinary Shares

HSBC Holdings has a lien on ordinary shares which are not fully paid (to the extent permitted by the Companies Act 2006). The board may waive the lien in whole or in part, or temporarily, and may sell ordinary shares subject to a lien as it sees fit. On the terms set out in the Articles of Association, the board is entitled to sell an ordinary share subject to the lien only after giving 14 clear days’ notice of its intent to sell in default. The proceeds of sale will first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of ordinary shares in certificated form), to the person entitled to the ordinary shares at the time of sale.

Calls

From time to time the board may make calls on the holders of ordinary shares for any amounts unpaid on the ordinary shares. These calls must be made with 14 clear days’ notice specifying the time, place and manner of payment, which may include payment in installments. The person on whom a call is made remains liable for the call despite any subsequent transfer of the ordinary shares on which the call was made. The joint holders of an ordinary share are jointly and severally liable for the payment of all calls.

Holders of ordinary shares who have not paid all calls (and any accrued interest) due are not entitled to receive a dividend or vote at shareholders’ meetings either in person or by proxy (except as proxy for another member), are not counted as present and may not form part of a quorum.

Forfeiture of Ordinary Shares

If any holder of ordinary shares does not pay any part of any call on or before the payment date, the board may send the holder of ordinary shares a notice of the amount unpaid (including interest and other costs and expenses incurred by HSBC Holdings) and if the holder of ordinary shares does not pay the amount owed on a date not less than 14 clear days after receiving the notice, the board, by resolution, may forfeit the relevant ordinary share at any time before full payment is made. The forfeited ordinary share and any dividends declared or other monies payable in respect of the forfeited ordinary share will then become the property of HSBC Holdings. A holder of ordinary shares whose ordinary shares have been forfeited will cease to be a holder of ordinary shares in respect of those ordinary shares, but will, notwithstanding the forfeiture, remain liable to pay to HSBC Holdings all monies which at the date of forfeiture were presently payable together with interest without any allowance for the value of the ordinary shares at the time of forfeiture or for any consideration received on their disposal.

Purchase of Shares

HSBC Holdings can purchase any of its own shares of any class, including any redeemable shares, in any manner that it deems fit, subject to the provisions of the Companies Act 2006, the Hong Kong Code on Share Repurchases, the Exchange Act, the FCA listing rules, the SEHK and the New York Stock Exchange and the Articles of Association.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

There are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares in the Articles of Association. However, pursuant to the City Code on Takeovers and Mergers, subject to certain exemptions a mandatory offer must be made for our ordinary shares where a bidder together with any concert parties acquires an interest in shares carrying 30% or more of the voting rights carried by our ordinary shares; or if a bidder, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights carried by our ordinary shares increases the percentage of ordinary shares carrying voting rights in which they are interested. Such mandatory offer must be made in cash (or be accompanied by a cash alternative) and be at a level of no less than the highest price paid by the bidder or any concert party for any interest in ordinary shares of the relevant class during the 12 months prior to the announcement of the offer. In addition, the Companies Act 2006 provides a bidder with a right to squeeze out minority shareholders (section 979 of the Companies Act 2006) and minority shareholders with a right to be bought out (section 983 of the Companies Act 2006), in each case where such bidder has acquired, or has unconditionally contracted to acquire, both 90% in value of our ordinary shares and 90% of the voting rights carried by the ordinary shares.

TAXATION

This section discusses (i) material UK tax consequences of the ownership of the ordinary shares, contingent capital securities and debt securities by certain beneficial holders thereof, and (ii) material U.S. federal income tax consequences of the ownership of the debt securities by a beneficial holder that is a citizen or resident of the United States, a U.S. domestic corporation or otherwise is subject to U.S. federal income tax on a net income basis in respect thereof (a “U.S. Holder”). This section does not discuss material U.S. federal income tax consequences of owning contingent capital securities and ordinary shares. Material U.S. federal income tax consequences of owning contingent capital securities and ordinary shares will be described in the relevant prospectus supplement.

This discussion applies to you only if you qualify for benefits under the income tax convention between the United States and the UK (the “Treaty”) and are a resident of the United States for the purposes of the Treaty and are not resident in the UK for UK tax purposes at any material time (an “Eligible U.S. Holder”). This discussion should be read in conjunction with the discussion of tax consequences to holders in the applicable prospectus supplement. To the extent there is any inconsistency in the discussion of tax consequences to holders between this prospectus and the applicable prospectus supplement, holders should rely on the tax consequences described in the applicable prospectus supplement instead of this prospectus.

You generally will be entitled to benefits under the Treaty if you are:

•	the beneficial owner of the ordinary shares, contingent capital securities or debt securities, as applicable, and of any dividends or interest that you receive;

•

an individual resident or citizen of the United States, a U.S. corporation (and certain other requirements are met), or a U.S. partnership, estate, or trust (but only to the extent the income of the partnership, estate, or trust is subject to U.S. taxation in the hands of a U.S. resident person and certain other requirements are met); and

•	not also a resident of the UK for UK tax purposes.

If you hold ordinary shares, contingent capital securities or debt securities in connection with the conduct of business or the performance of personal services in the UK or otherwise in connection with a branch, agency or permanent establishment in the UK, then you will not be entitled to benefits under the Treaty. Special rules, including a limitation of benefits provision, apply in limited circumstances to ordinary shares, contingent capital securities or debt securities owned by an investment or holding company. This section does not discuss the treatment of holders described in the preceding two sentences.

This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion deals only with investors that will beneficially hold debt securities and, in the case of the UK tax disclosure only, ordinary shares or contingent capital securities, as capital assets and does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes and the partners therein, regulated investment companies, persons that own or are treated as owning 10% or more of our stock by vote or value or who are otherwise connected with us for UK tax purposes, persons that elect mark-to-market treatment, persons that hold ordinary shares, contingent capital securities or debt securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction, U.S. expatriates and U.S. persons whose functional currency is not the U.S. dollar. In addition, this discussion does not address any aspects of the U.S. Medicare contribution tax on net investment income, alternative minimum tax consequences of acquiring, holding or disposing of the debt securities or special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code. Furthermore, this summary does not address the tax treatment of the debt securities and contingent capital securities following any exercise of the UK bail-in power by the relevant UK resolution authority.

This prospectus indicates that we may issue: undated subordinated debt securities; instruments which provide for payments at other than a fixed rate (including payments determined by reference to an index or formula); instruments which allow for the cancellation or deferral of our payment obligations at our option or under certain defined circumstances; instruments which provide for payments in a currency other than the currency in which such instruments are denominated; debt securities that are issued at a discount; debt securities that are redeemable prior to maturity; and instruments (other than contingent capital securities) that are convertible into shares or securities. Unless expressly indicated otherwise, this section does not consider the tax consequences associated with an instrument that has any one of, or any combination of, these features and, accordingly, the general tax consequences described below may not be applicable to persons who hold an instrument that has any one of, or any combination of, these features. Accordingly, the following discussion should be used for general information purposes only, and you should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular security.

The statements regarding U.S. and UK tax laws and published administrative practices set forth below are based on laws, treaties, judicial decisions and regulatory interpretations in effect on the date hereof (and, in the case of UK tax laws, practices, treaties, decisions and interpretations as applied in England). These laws and practices are subject to change without notice, possibly with retroactive effect. You should consult your own adviser as to the tax consequences of the purchase, ownership and disposition of ordinary shares, contingent capital securities or debt securities in light of your particular circumstances, including the effect of any state, local or other national laws.

UK Taxation

Taxation of Debt Securities and Contingent Capital Securities

Payments of Interest

References to “interest” in this section mean interest as understood in UK tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or the contingent capital securities or any related documentation. If debt securities or contingent capital securities are issued with a redemption premium, then any such premium may constitute interest for UK tax purposes and so be treated in the manner described below.

Payments of interest on a debt security or a contingent capital security that carries a right to interest should be exempt from withholding or deduction for or on account of UK tax under the provisions of UK tax law relating to “quoted Eurobonds” provided that the debt securities or contingent capital securities: (i) are listed and continue to be listed on a “recognised stock exchange” within the meaning of section 1005 of the Income Tax Act 2007, or (ii) are admitted and continue to be admitted to trading on a “multilateral trading facility” operated by a “regulated recognised stock exchange” (within the meaning of Section 987 of the Income Tax Act 2007). The New York Stock Exchange, the London Stock Exchange and the Irish Stock Exchange (trading as Euronext Dublin) are currently “recognised stock exchanges” for these purposes. Debt securities and contingent capital securities will be treated as listed on the London Stock Exchange if they are included in the Official List of the UK Financial Conduct Authority and are admitted to trading on the Main Market or Professional Securities Market of the London Stock Exchange. Debt securities and contingent capital securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the main market of the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area. Debt securities and contingent capital securities will be treated as listed on the Irish Stock Exchange if they are (i) admitted to trading on Euronext Dublin or the Global Exchange Market of Euronext Dublin; and (ii) officially listed in Ireland in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In other cases (save as may be described in the relevant prospectus supplement), interest would be paid after deduction of UK income tax (currently, at the rate of 20%), although if you are an Eligible U.S. Holder you should normally be eligible to recover in full any UK tax withheld from payments of interest to which you are beneficially entitled by making a claim under the Treaty. Alternatively, you may make such a claim in advance of a payment of interest whereupon HM Revenue & Customs (“HMRC”) may, if it accepts the claim, authorize subsequent payments to be made to you without withholding of UK income tax. Claims for repayment must be made within four years after the end of the UK year of assessment to which the income relates and accompanying evidence, such as by the original statement showing the amount of income tax deducted that would have been provided by us when the interest payment was made, may be required to be produced. A year of assessment runs from April 6 in one calendar year to April 5 in the following calendar year.

Payments of interest on a debt security or a contingent capital security will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, interest with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible U.S. Holder.

Disposal (including redemption)

As an Eligible U.S. Holder, you will not generally be liable for UK taxation on capital gains realized on the sale or other disposal or redemption or conversion of a debt security or a contingent capital security.

Taxation of Ordinary Shares

Payments of Dividends

We will not be required to make any withholding or deduction for or on account of UK tax from any dividends that we pay on ordinary shares representing them.

Payments of dividends on ordinary shares will constitute UK source income for UK tax purposes and, as such, remain subject to UK income tax by direct assessment even if paid without deduction or withholding for or on account of any UK tax. However, dividends with a UK source will not generally be chargeable to UK tax by direct assessment in the hands of an Eligible U.S. Holder.

Disposal (including redemption)

As an Eligible U.S. Holder, you will not generally be liable for UK taxation on any capital gain realized on the disposal (including redemption) of an ordinary share.

Stamp Taxes

Debt Securities and Contingent Capital Securities. The UK stamp duty and stamp duty reserve tax treatment of debt securities and contingent capital securities will depend upon their terms and conditions and upon the circumstances pertaining to their issue. You are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

Ordinary Shares. UK stamp duty or stamp duty reserve tax will normally be payable on or in respect of transfers of, or agreements to transfer, the ordinary shares and accordingly if you acquire or intend to acquire ordinary shares you are advised to consult your own professional advisers in relation to UK stamp duty and stamp duty reserve tax.

No UK stamp duty or stamp duty reserve tax will be payable on the issue of ordinary shares.

Inheritance Tax

An ordinary share, contingent capital security or debt security (each, for the purposes of this section, a “Security”) held by an individual whose domicile is determined to be the United States for purposes of the United States-United Kingdom Double Taxation Convention relating to estate and gift taxes (the “Estate Tax

Treaty”) and who is not for such purposes a national of the UK will not, provided any U.S. federal estate or gift tax chargeable has been paid, be subject to UK inheritance tax on the individual’s death or on a lifetime transfer of the Security except in certain cases where the Security (i) is comprised in a settlement (unless, at the time of the settlement, the settlor was domiciled in the United States and was not a national of the UK), (ii) is part of the business property of a UK permanent establishment of an enterprise, or (iii) pertains to a UK fixed base of an individual used for the performance of independent personal services. In such cases, the Estate Tax Treaty generally provides a credit against U.S. federal tax liability for the amount of any tax paid in the UK in a case where the ordinary share, contingent capital security or debt security is subject both to UK inheritance tax and to U.S. federal estate or gift tax.

U.S. Taxation

This summary addresses only U.S. federal income tax consequences, and does not address consequences arising under U.S. state, local, non-U.S. tax laws or the U.S. federal estate and gift taxes.

Taxation of Senior Debt Securities and Dated Subordinated Debt Securities

U.S. Tax Characterization

The characterization of senior debt securities or dated subordinated debt securities for U.S. federal income tax purposes will depend on the particular terms of those securities, and may not be entirely clear in all cases. The discussion of U.S. federal income tax consequences in this section applies only to debt securities that are characterized as indebtedness (and not equity) for U.S. federal income tax purposes. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular senior debt security or dated subordinated debt security for such purposes.

Payments of Interest

You will be required to include payments of qualified stated interest (as defined below under “—Original Issue Discount”), but excluding pre-issuance accrued interest, on a senior debt security or dated subordinated debt security as ordinary interest income at the time that such payments accrue or are received (in accordance with your method of tax accounting). In the case of senior debt securities or dated subordinated debt securities denominated in a currency other than U.S. dollars, the amount of interest income you will be required to realize if you use the cash method of accounting for tax purposes will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars at that time.

If you use the accrual method of accounting, you generally must accrue interest income on such debt security in the relevant foreign currency and translate interest income at the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, you may elect to translate all interest income on foreign currency-denominated debt obligations at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or on the date the interest payment is received if such date is within five business days of the end of the accrual period. If you make such an election you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Any such foreign currency gain or loss will be treated as ordinary income or loss and generally will not be treated as an adjustment to interest income received on the senior debt securities or dated subordinated debt securities.

Interest paid by us on a senior debt security or dated subordinated debt security and original issue discount, if any, accrued with respect to the debt securities (as described below under “—Original Issue Discount”) is income from sources outside the United States. Under the foreign tax credit rules, interest and original issue discount will generally be “passive” income for purposes of computing the foreign tax credit. The amount of a payment of interest will include amounts, if any, withheld in respect of UK withholding taxes. Subject to limitations, including new requirements recently adopted by the IRS, UK taxes withheld from payments on a senior debt security or dated subordinated debt security generally will give rise to a foreign tax credit or deduction for U.S. federal income tax purposes. The foreign tax credit rules are complex. You should consult your tax adviser regarding the creditability or deductibility of foreign taxes in your particular circumstances.

Purchase, Sale, Exchange or Retirement

Your basis in a senior debt security or dated subordinated debt security for U.S. federal income tax purposes generally will equal the cost of such debt security to you, increased by any amounts includible in income by you as original issue discount and market discount and reduced by any amortized premium and any payments other than qualified stated interest. In the case of a senior debt security or dated subordinated debt security denominated in a foreign currency, the cost of such debt security will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on the date of purchase. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and traded on an established securities market, if you use the cash basis of accounting (or use an accrual basis of accounting and have made a special election), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the exchange rate on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a senior debt security or dated subordinated debt security in respect of foreign currency-denominated original issue discount, market discount and premium denominated in a foreign currency will be determined in the manner described below for such adjustments. The conversion of U.S. dollars to a foreign currency and the immediate use of that currency to purchase a senior debt security or dated subordinated debt security generally will not in itself result in taxable gain or loss to you.

Upon the sale, exchange or retirement of a senior debt security or dated subordinated debt security, you generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which will be taxable as such) and your tax basis in the debt security. If you receive foreign currency in respect of the sale, exchange or retirement of a senior debt security or dated subordinated debt security, the amount realized generally will be the U.S. dollar value of the foreign currency received, calculated at the exchange rate in effect at the time of the sale, exchange or retirement for U.S. federal income tax purposes. In the case of a senior debt security or dated subordinated debt security that is denominated in a foreign currency and is traded on an established securities market, if you are a cash basis taxpayer (or an accrual basis taxpayer that makes a special election) you will determine the U.S. dollar value of the amount realized by translating such amount at the exchange rate on the settlement date of the sale, exchange or retirement. If you are an accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale, exchange or retirement and the settlement date.

If you are an accrual basis taxpayer, the special election in respect of the purchase and sale of senior debt securities or dated subordinated debt securities traded on an established securities market discussed in the two preceding paragraphs must be applied consistently to all debt instruments that you own from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to foreign currency gain or loss (and, in the case of secondary market purchasers, with respect to market discount), any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year at the time of disposition. If you are an individual holder, the net amount of long-term capital gain generally will be subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited. Such gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Notwithstanding the foregoing, any gain or loss that you recognize on the sale, exchange or retirement of a senior debt security or dated subordinated debt security denominated in a foreign currency generally will be treated as ordinary income or loss to the extent that such gain or loss (“exchange gain or loss”) is attributable to changes in exchange rates during the period in which you held the debt security. Such gain or loss generally will not be treated as an adjustment to interest income on the debt security and will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Original Issue Discount

If you own senior debt securities or dated subordinated debt securities issued with original issue discount you generally will be subject to the special tax accounting rules provided for such obligations by the Code. As described in greater detail below, if you own such debt securities, you generally must include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

If we issue senior debt securities or dated subordinated debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity (the “de minimis original issue discount”), the debt securities will have “original issue discount” equal to the difference between the issue price and their stated redemption price at maturity. Throughout the remainder of this discussion, we will refer to debt securities bearing original issue discount as “discount securities.” The “issue price” of the senior debt securities or dated subordinated debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers or similar persons). The “stated redemption price at maturity” of a discount security is the total of all payments to be made under the discount security other than “qualified stated interest.” The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of a discount security at a single fixed rate of interest or, subject to certain conditions, based on certain indices. Floating rate debt securities generally will be treated as “variable rate debt instruments” under the original issue discount regulations. The stated interest on a variable rate debt instrument generally will be treated as “qualified stated interest” and such a debt instrument will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to Eligible U.S. Holders of any debt securities that provide for contingent payments in the relevant prospectus supplement.

In general, if you are the beneficial owner of a discount security having a maturity in excess of one year, whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of a discount security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the final day or on the first day of an accrual period. If you are an initial holder, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

(i)

multiplying the adjusted issue price (as defined below) of the debt security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period); and

(ii)	subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a variable rate debt instrument, both the annual yield to maturity (as defined below) and the qualified stated interest will be determined for these purposes as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt instruments, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a variable rate debt instrument is based on more than one interest index.

The “adjusted issue price” of a discount security at the beginning of any accrual period generally will be the sum of its issue price (including accrued interest, if any) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than qualified stated interest payments (if any) made with respect to such discount security in all prior accrual periods. For this purpose, all payments on a discount security (other than qualified stated interest) generally will be viewed first as payments of previously accrued original issue discount (to the extent thereof), with payments considered made for the earliest accrual periods first, and then as payments of principal. The “yield to maturity” of a debt security is the discount rate that causes the present value on the issue date of all payments on the debt security to equal the issue price of the debt security. As a result of this “constant yield” method of including original issue discount in income, the amounts you will be required to include in income in respect of a discount security denominated in U.S. dollars will be lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You may make an irrevocable election to apply the constant yield method described above to determine the timing of inclusion in income of your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for such debt security). For a debt security purchased at a premium or bearing market discount, if you make such election you will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of a discount security denominated in a foreign currency, you should determine the U.S. dollar amount includible in income as original issue discount for each accrual period by:

(i)	calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

(ii)

translating the foreign currency amount so derived at the average exchange rate in effect during the accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year).

Alternatively, you may translate the foreign currency amount so derived at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that includes more than one taxable year) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments of Interest” above. Because exchange rates may fluctuate, if you are the holder of a discount security denominated in a foreign currency you may recognize a different amount of original issue discount income in each accrual period than you would be required to recognize if you were the holder of a similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual). See “—Payments of Interest” above.

If you purchase a discount security from a previous holder at a cost less than the remaining redemption amount (as defined below) of the debt security or you are an initial holder that purchased the discount security at a price other than the discount security’s issue price, you also generally will be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire the discount security at a price greater than its adjusted issue price, you may reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a discount security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Certain of the discount securities may provide for redemption prior to their maturity date, either at our option or at the option of the holder. Discount securities containing such features may be subject to rules that differ from the general rules discussed above. Purchasers of discount securities with such features should carefully review the applicable prospectus supplement and should consult their own tax advisers with respect to such features since the tax treatment of such discount securities will depend on their particular terms.

Premium and Market Discount. If you purchase your senior debt security or dated subordinated debt security at a cost greater than its remaining redemption amount (as defined under “—Original Issue Discount,” above) you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in your debt security by the amount of the premium amortized during your holding period. Discount securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium in respect of a senior debt security or dated subordinated debt security denominated in a foreign currency, you should calculate the amortization of the premium in such foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the senior debt security or dated subordinated debt security matures or is disposed of. Therefore, if you do not elect to amortize such premium and you hold your debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase your senior debt security or dated subordinated debt security at a price that is lower than its remaining redemption amount, or in the case of a discount security, a price that is lower than its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, such debt security will be considered to have “market discount” in your hands. In such case, gain you realize on the disposition of your debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held it. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry your debt security. In general terms, market discount on a senior debt security or dated subordinated debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a senior debt security or dated subordinated debt security denominated in a foreign currency in such foreign currency. The amount includible in income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of your debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of your senior debt security or dated subordinated debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a senior debt security or dated subordinated debt security that is currently includible in income will be translated into U.S.

dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Taxation of Undated Subordinated Debt Securities

U.S. Tax Characterization of Undated Subordinated Securities

The characterization of undated subordinated debt securities depends on the particular terms of those securities, and may not be clear in all cases. The discussion of U.S. federal income tax consequences in this section applies only to undated subordinated debt securities that will be treated as equity of the issuer (and not debt). Accordingly, payments of interest on such securities will be treated as dividends. You should consult the applicable prospectus supplement and your own tax adviser regarding the characterization of a particular undated subordinated debt security for such purposes.

Payments of Interest

As noted above, payments of interest on Undated Subordinated Securities will be treated as dividends for U.S. federal income tax purposes. If we pay interest on undated subordinated securities, you must include the payment in your income when you receive it without regard to your method of tax accounting. Interest is expected to be treated as foreign source income. If you receive an interest payment denominated in foreign currency, you should determine the amount included in income by converting the foreign currency into U.S. dollars at the exchange rate in effect on the date of your receipt of the interest payment. Any gain or loss on a subsequent sale, conversion or other disposition of such non-U.S. currency by you generally will be treated as ordinary income or loss and generally will be income or loss from sources within the United States.

Subject to certain exceptions for short-term and hedged positions, the U.S. dollar amount of dividends (including payments denominated as interest for non-tax purposes) received by certain non-corporate U.S. Holders will be subject to U.S. taxation at preferential rates if the dividends are “qualified dividends.” Interest received with respect to undated subordinated securities generally will be qualified dividends if (i) either (A) the securities are readily tradable on an established securities market in the United States or (B) we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program and (ii) we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company for U.S. federal income tax purposes (a “PFIC”). Based on our audited financial statements and relevant market data, we believe that we were not a PFIC with respect to our 2023 taxable year. In addition, based on our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market data, we do not anticipate becoming a PFIC in our current taxable year or in the foreseeable future. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate in light of your particular situation and regarding the computation of your foreign tax credit, if any, with respect to any qualified dividend income you receive. Interest payments will not be eligible for the dividends-received deduction available to domestic corporations.

Interest payments with respect to the undated subordinated securities generally will be treated as “passive category” income from sources outside the United States for purposes of determining your U.S. foreign tax credit limitation. The amount of a payment on the undated subordinated securities will include amounts, if any, withheld in respect of UK taxes. Subject to limitations, including new requirements recently adopted by the IRS, UK taxes withheld from payments on the undated subordinated securities generally will give rise to a foreign tax credit or deduction for U.S. federal income tax purposes. You should consult your tax adviser regarding the creditability of foreign taxes in your particular circumstances.

Sale or Other Disposition

You will generally recognize capital gain or loss on a sale or other disposition (other than a redemption treated as a distribution) in an amount equal to the difference between the amount realized and your tax basis in the instrument as determined in U.S. dollars as discussed below. You should consult your own tax adviser as to the U.S. federal income tax consequences of a redemption of any redeemable instruments. If you acquired an undated subordinated debt security as part of a unit comprising more than one undated subordinated debt security, your tax basis in each component of the unit will generally be determined by allocating the purchase price for the unit between those components based on their relative fair market values at the time you acquired the unit. Such gain or loss generally will be long-term capital gain or loss if you have held the undated subordinated debt securities for more than one year at the time of disposition. If you are an individual, the net amount of long-term capital gain that you will realize is subject to taxation at reduced rates. Your ability to offset capital losses against ordinary income is limited.

Gain, if any, realized by you on the sale or other disposition of the shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes.

If you sell or otherwise dispose of an undated subordinated debt security in exchange for currency other than U.S. dollars, the amount realized generally will be the U.S. dollar value of the currency received at the spot rate in effect on the date of sale or other disposition for U.S. federal income tax purposes (or, if the shares are traded on an established securities market at such time, in the case of cash basis and electing accrual basis U.S. holders, the settlement date). If you are an accrual basis U.S. Holder that does not elect to determine the amount realized using the spot exchange rate on the settlement date, you will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot exchange rates in effect on the date of the sale or other disposition and the settlement date. You generally will have a tax basis in the currency received equal to the U.S. dollar value of the currency received at the spot rate in effect on the settlement date. Any currency gain or loss realized on the settlement date or the subsequent sale, conversion, or other disposition of the non-U.S. currency received for a different U.S. dollar amount generally will be U.S.-source ordinary income or loss, and will not be eligible for the reduced tax rate applicable to long-term capital gains. If you are an accrual basis U.S. Holder and make the election described in the first sentence of this paragraph, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS. You should consult its own tax advisors regarding the treatment of any foreign currency gain or loss realized with respect to any currency received in a sale or other disposition of an undated subordinated debt security.

Foreign Financial Asset Reporting

Certain U.S. Holders that own specified foreign financial assets with an aggregate value in excess of US$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You are encouraged to consult with your own tax adviser regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A U.S. taxpayer that participates in a reportable transaction is required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. Under the relevant rules, you may be required to treat a foreign currency exchange loss from your investment in the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations (US$50,000 in a single taxable year, if you are an individual or trust, or higher amounts for other non-individual U.S. Holders), and to disclose your investment by filing Form 8886 with the IRS. A penalty in the amount of US$10,000 in the case of a natural person and US$50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are encouraged to consult your tax adviser regarding the application of these rules.

U.S. Information Reporting and Backup Withholding

Interest, interest payments treated as dividends for U.S. tax purposes and proceeds from the sale, exchange or retirement of debt securities that are paid in the United States or through a U.S.-related financial intermediary may be subject to information reporting and backup withholding unless the recipient is (i) a corporation (other than an S corporation) or other exempt recipient and, when required, establishes such fact or (ii) a taxpayer that provides an identification number and certifies that no loss of exemption from backup withholding has occurred. Persons holding instruments who are non-U.S. persons may be required to comply with applicable certification procedures to establish that they are non-U.S. persons in order to avoid the application of such information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rule by filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act

As a result of FATCA, you may be required to provide information and tax documentation regarding your tax identity as well as that of your direct and indirect owners (as described in further detail in “UK Taxation—Provision of Information,” above), which may be reported to HMRC, and ultimately, the IRS. It is also possible that “foreign passthru payments,” as defined under FATCA, on the debt securities may be subject to a withholding tax of 30%. Regulations implementing this rule have not yet been adopted or proposed and the IRS has indicated that any such regulations would not be effective for payments made prior to two years after the date on which final regulations on this issue are published in the U.S. Federal Register. With respect to securities that are treated as debt for U.S. federal income tax purposes and are not materially modified on or after the applicable “grandfathering date,” payments on the securities will not be subject to FATCA withholding. The applicable “grandfathering date” is the date that is six months after the date on which final U.S. Treasury regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register. We will not pay additional amounts on account of any withholding tax imposed by FATCA.

FATCA is particularly complex. You should consult your own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect you in your particular circumstance.

UNDERWRITING (CONFLICTS OF INTEREST)

Initial Offering and Sale of Securities

We may sell the securities (i) through underwriters, (ii) through dealers, (iii) through agents or (iv) directly to purchasers. The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

Securities may also be sold through agents designated by us from time to time or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, HSBC in the ordinary course of business. In addition, HSBC Securities (USA) Inc. and/or its affiliates will reimburse us for certain of our offering related expenses and underwriting discounts and commissions.

Important Notice to CMIs (including private banks) Pursuant to Paragraph 21 of the Hong Kong SFC Code of Conduct

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for the relevant CMI Offering and are subject to additional requirements under the SFC Code. The application of these obligations will depend on the role(s) undertaken by the relevant underwriter(s) in respect of each CMI Offering.

Prospective investors who are the directors, employees or major shareholders of HSBC Holdings, a CMI or its group companies would be considered under the SFC Code as having an Association with HSBC Holdings, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any Association when submitting orders for the relevant securities. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with HSBC Holdings or any CMI (including its group companies) and inform the relevant underwriters accordingly.

CMIs are informed that, unless otherwise notified, the marketing and investor targeting strategy for the relevant CMI Offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus and/or the applicable prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the relevant securities (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by HSBC Holdings. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the relevant securities.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the relevant securities, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated underwriter(s) (if any) to categorise it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to omnibus orders should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to an omnibus order should be sent to the underwriters who have requested such information.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to HSBC Holdings, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for the relevant CMI Offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in the relevant CMI Offering. The relevant underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant underwriter with such evidence within the timeline requested.

Selling Restrictions

United Kingdom

Each underwriter, dealer or agent in connection with an offering of securities will represent and agree that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

In relation to the UK, each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto to the public in the UK except that it may make an offer of such securities to the public in the UK:

(a)	at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the us for any such offer; or

(c)	at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of securities to the public” in relation to any securities means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the UK. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

European Economic Area

In relation to each Member State of the EEA (each, a “Relevant State”) each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant State except that it may make an offer of such securities to the public in that Relevant State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)

at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the us for any such offer; or

(c)	at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Switzerland

The securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and its implementing ordinance, the Swiss Federal Financial Services Ordinance (“FinSO”). No application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to FinSA.

Consequently, this prospectus and any other offering or marketing material relating to the securities may only be publicly distributed or otherwise made publicly available in Switzerland:

(a)

if such offer is strictly limited to investors that qualify as professional clients according to Article 4 para. 3 FinSA and Article 5 para. 1 FinSO. Accordingly, the securities may only be distributed or offered, and the prospectus or any other marketing material relating to the securities may be made available to professional clients in Switzerland; in this case, the offering of the securities in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA; or

(b)

if such offer constitutes an exempt offer pursuant to specific provisions regarding exempt offers pursuant to Article 36 FinSA which (a) is addressed to less than 500 investors, (b) is only addressed to investors that purchase financial instruments in an amount of at least CHF 100,000 (or equivalent in other currencies), (c) has a minimum denomination of CHF 100,000 (or equivalent in other currencies), or (d) does not exceed the value of CHF 8 million (or equivalent in other currencies) calculated over a period of 12 months; in this case, the offering of the securities in, into or from Switzerland is exempt from the requirement to prepare and publish a prospectus under FinSA.

Securities that constitute debt instruments with a “derivative character” may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland, unless a key information document according to the FinSA or any equivalent document under the FinSA is prepared.

United Arab Emirates (excluding the Dubai International Financial Centre)

In relation to an offering of securities contemplated by this prospectus as completed by the prospectus supplement in relation thereto, each underwriter will represent and agree that such securities will not be offered, sold or publicly promoted or advertised by it in the United Arab Emirates other than in compliance with any laws applicable in the United Arab Emirates governing the issue, offering and sale of securities.

Dubai International Financial Centre

In relation to an offering of securities contemplated by this prospectus as completed by the prospectus supplement in relation thereto, each underwriter will represent and agree that it will not offer such securities to any person in the Dubai International Financial Centre unless such offer is:

(a)	an “Exempt Offer” in accordance with the Markets Rules (MKT Module) of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)	made only to persons who meet the “Professional Client” criteria set out in Rule 2.3.3 of the Conduct of Business Module of the DFSA rulebook.

Canada

Each underwriter has acknowledged that no prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto, such securities have not been, and will not be, qualified for sale under the securities laws of Canada or any province or territory thereof and no securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus, any prospectus supplement or the merits of any such securities and any representation to the contrary is an offence.

Each underwriter has represented, warranted and agreed that it has not offered, sold or distributed and will not offer, sell or distribute any securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto, directly or indirectly, in Canada or to or for the benefit of any resident of Canada, other than in compliance with applicable securities laws and, without limiting the generality of the foregoing:

(a)

any offer, sale or distribution of such securities in Canada will be made only to purchasers that are “accredited investors” (as such term is defined in section 1.1 of National Instrument 45-106 Prospectus

Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario)), that are also “permitted clients” (as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations), that are purchasing as principal, or are deemed to be purchasing as principal in accordance with applicable Canadian securities laws, and that are not a person created or used solely to purchase or hold such securities as an “accredited investor” as described in paragraph (m) of the definition of “accredited investor” in section 1.1 of NI 45-106;

(b)

it is either (I) appropriately registered under applicable Canadian securities laws in each relevant province or territory to sell and deliver such securities, (II) such sale and delivery will be made through an affiliate of it that is so registered if the affiliate is registered in a category that permits such sale and delivery and has agreed to make such sale and delivery in compliance with the representations, warranties and agreements set out herein, or (III) it is relying on an exemption from the dealer registration requirements under applicable Canadian securities laws and has complied with the requirements of that exemption; and

(c)

it has not and will not distribute or deliver any offering memorandum (as such term is defined under applicable Canadian securities laws) or any other offering material in connection with any offering or sale of such securities in or to a resident of Canada, except in compliance with applicable Canadian securities laws.

Japan

The securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”). Accordingly, none of the securities, nor any interest thereon, may be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

In relation to an offering of securities contemplated by this prospectus as completed by the prospectus supplement in relation thereto, each underwriter, dealer or agent will represent and agree that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any securities other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

In relation to an offering of securities contemplated by this prospectus as completed by the prospectus supplement in relation thereto, each underwriter will acknowledge that this prospectus and the accompanying prospectus supplement have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter will represent, warrant and agree that it has not offered or sold any securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto or caused the securities to be made the subject of an invitation for subscription or purchase and will not offer or sell any securities or cause the securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus and the accompanying prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

The UK, EEA, Switzerland, United Arab Emirates, Dubai International Financial Centre, Canada, Japan, Hong Kong and Singapore selling restrictions are in addition to any other selling restrictions set out in the accompanying prospectus supplement.

Conflicts of Interest

HSBC Securities (USA) Inc. (“HSI”), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities and, as such, is deemed to have a “conflict of interest” under Rule 5121 of the consolidated rulebook of the Financial Industry Regulatory Authority (“FINRA”). To the extent an initial offering of the securities will be distributed by HSI, each such offering of securities will be conducted in compliance with FINRA Rule 5121 (addressing conflicts of interest when distributing the securities of an affiliate), as administered by the FINRA. Neither HSI nor any of our other affiliates will sell any debt securities and contingent capital securities into any of its discretionary accounts without the prior specific written approval of the accountholder.

In addition, HSI may use this prospectus in connection with offers and sales related to market-making activities HSI may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.

Market-Making Resales

This prospectus may be used by HSI in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. In a market-making transaction, HSI may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, HSI may act as principal, or agent, including as agent for the counterparty in a transaction in which HSI acts as principal, or as agent for both counterparties in a transaction in which HSI does not act as principal. HSI may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose. Neither HSI, nor any other of our affiliates have an obligation to make a market in any securities offered by us and, if commenced, may discontinue any market-making activities at any time without notice, in their sole discretion.

Furthermore, HSI may be required to discontinue its market-making activities during periods when we are seeking to sell certain of our securities or when HSI, such as by means of its affiliation with us, learns of material non-public information relating to us. HSI would not be able to recommence its market-making activities until such sale has been completed or such information has become publicly available. It is not possible to forecast the impact, if any, that any such discontinuance may have on the market for the securities offered by us. Although other broker-dealers may make a market in such securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when HSI discontinues its market-making activities. In addition, any such broker-dealer that is engaged in market-making activities may thereafter discontinue such activities at any time at its sole discretion.

The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include securities sold in market-making transactions. The latter include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that HSI or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by HSI that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities. However, neither HSI nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS

Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, London, England, our U.S. counsel and our English solicitors.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the 2023 Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by HSBC Holdings or any of the underwriters. Neither the delivery of this prospectus nor any sale made hereunder will under any circumstance create an implication that there has been no change in the affairs of HSBC Holdings since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HSBC Holdings plc

Subordinated Debt Securities

Senior Debt Securities

Contingent Capital Securities

Ordinary Shares

PROSPECTUS

FEBRUARY 23, 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Article 169.1 of the Registrant’s Articles of Association provides:

“Subject to the provisions of the Act, but without prejudice to any indemnity to which they may be otherwise entitled, every person who is or was at any time a Director, alternate Director, Secretary or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, damages and liabilities incurred by them for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company or an associated company, or in connection with the activities of the Company, or of an associated company, as a trustee of an occupational pension scheme, provided that this Article 169.1 shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article 169.1, or any element of it, to be treated as void under the Act.”

Article 169.2 of the Registrant’s Articles of Association provides:

“Subject to the provisions of the Act, the Company may at the discretion of the Board provide any person who is or was at any time a Director, alternate Director, Secretary or other officer of the Company with funds to meet expenditure incurred or to be incurred by them (or to enable such person to avoid incurring such expenditure) in defending any criminal or civil proceedings or defending themselves in any investigation by, or against action proposed to be taken by, a regulatory authority in each case in connection with any alleged negligence, default, breach of duty or breach of trust by that person in relation to the Company or an associated company or in connection with any application under the provisions referred to in section 205(5) of the Act.”

Article 170.1 of the Registrant’s Articles of Association provides:

“Subject to the provisions of the Act, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company against any liability which may attach to them or loss or expenditure which they may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer or employee of the Company or of an associated company or of any company in which the Company has an interest whether direct or indirect or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or subsidiary is or has been interested. The Board may authorise directors of subsidiaries of the Company to purchase and maintain insurance at the expense of the Company for the benefit of any present or former director, other officer or employee of such company in respect of such liability, loss or expenditure.”

The relevant provisions of the Companies Act 2006 (referred to as the “Act” in Articles 169.1 and 169.2) are sections 205, 206, 232, 233, 234, 235, 236, 237, 238, 463 and 1157.

Section 205 provides:

“(1) Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company—(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him—(i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or (b) to enable any such director to avoid incurring such expenditure, if it is done on the following terms.

(2) The terms are—(a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of—(i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and (b) that it is to be so repaid or discharged not later than—(i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.

(3) For this purpose a conviction, judgment or refusal of relief becomes final—(a) if not appealed against, at the end of the period for bringing an appeal; (b) if appealed against, when the appeal (or any further appeal) is disposed of.

(4) An appeal is disposed of—(a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.

(5) The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 206 provides:

“Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc.) for anything done by a company—(a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself—(i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (b) to enable any such director to avoid incurring such expenditure.”

Section 232 provides:

“(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—(a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

Section 233 provides:

“Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”

Section 234 provides:

“(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director—(i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose—(a) a conviction, judgment or refusal of relief becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”

Section 235 provides:

“(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against—(a) any liability of the director to pay—(i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose—(a) a conviction becomes final—(i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of—(i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c.12) that is established under a trust.”

Section 236 provides:

“(1) This section requires disclosure in the directors’ report of—(a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision. Such provision is referred to in this section as “qualifying indemnity provision.”

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.”

Section 237 provides:

(1) This section has effect where qualifying indemnity provision is made for a director of a company, and applies—(a) to the company of which he is a director (whether the provision is made by that company or an associated company), and (b) where the provision is made by an associated company, to that company.

(2) That company or, as the case may be, each of them must keep available for inspection—(a) a copy of the qualifying indemnity provision, or (b) if the provision is not in writing, a written memorandum setting out its terms.

(3) The copy or memorandum must be kept available for inspection at—(a) the company’s registered office, or (b) a place specified in regulations under section 1136.

(4) The copy or memorandum must be retained by the company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.

(5) The company must give notice to the registrar—(a) of the place at which the copy or memorandum is kept available for inspection, and (b) of any change in that place, unless it has at all times been kept at the company’s registered office.

(6) If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the company who is in default.

(7) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(8) The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.

(9) In this section “qualifying indemnity provision” means—(a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision.

Section 238 provides:

(1) Every copy or memorandum required to be kept by a company under section 237 must be open to inspection by any member of the company without charge.

(2) Any member of the company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum. The copy must be provided within seven days after the request is received by the company.

(3) If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the company who is in default.

(4) A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.

(5) In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it.

Section 463 provides:

“(1) The reports and statements to which this section applies are—(za) the strategic report, (a) the directors’ report, (b) the directors’ remuneration report, (c) [omitted] and (d) any separate corporate governance statement.

(2) A director of a company is liable to compensate the company for any loss suffered by it as a result of—(a) any untrue or misleading statement in a report or statement to which this section applies, or (b) the omission from a report or statement to which this section applies of anything required to be included in it.

(3) He is so liable only if—(a) he knew the statement to be untrue or misleading or was reckless as to whether it was untrue or misleading, or (b) he knew the omission to be dishonest concealment of a material fact.

(4) No person shall be subject to any liability to a person other than the company resulting from reliance, by that person or another, on information in a report or statement to which this section applies.

(5) The reference in subsection (4) to a person being subject to a liability includes a reference to another person being entitled as against him to be granted any civil remedy or to rescind or repudiate an agreement.

(6) This section does not affect—(a) liability for a civil penalty, or (b) liability for a criminal offence.”

Section 1157 provides:

“(1) If in proceedings for negligence, default, breach of duty or breach of trust against—(a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—(a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”

Item 9.	Exhibits

Number	Description
1.1	Form of Underwriting Agreement—Standard Provisions for debt securities (incorporated by reference to Exhibit 1.1 to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-253632) filed with the SEC on February 26, 2021).

1.2	Form of Underwriting Agreement—Standard Provisions for contingent capital securities (incorporated by reference to Exhibit 1.2 to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-253632) filed with the SEC on February 26, 2021).

3	Memorandum and Articles of Association of HSBC Holdings plc (incorporated by reference to Exhibit 1.1 to HSBC Holdings plc’s annual report on Form 20-F (File No. 001-14930) filed with the SEC on February 22, 2023).

4.1	Form of Indenture relating to the dated subordinated debt securities (incorporated by reference to Exhibit 4.1(a) to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-180288) filed with the SEC on March 22, 2012).

4.2	Form of Indenture relating to the undated subordinated debt securities (incorporated by reference to Exhibit 4.1(b) to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-92024) filed with the SEC on November 25, 2002).

4.3	Form of Indenture relating to the senior debt securities (incorporated by reference to Exhibit 4.1(c) to HSBC Holdings plc’s Post-Effective Amendment No.1 to Registration Statement on Form F-3 (File No. 333-158065) filed with the SEC on April 16, 2010).

4.4	Form of Indenture relating to the contingent capital securities (incorporated by reference to Exhibit 4.4 to HSBC Holdings plc’s Post-Effective Amendment No.2 to Registration Statement on Form F-3 (File No. 333-180288) filed with the SEC on July 31, 2014).

4.5	Third Supplemental Indenture to the Dated Subordinated Debt Securities Indenture dated as of November 23, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 6-K (File No. 001-14930) dated November 23, 2016).

4.6	Sixth Supplemental Indenture to the Dated Subordinated Debt Securities Indenture dated as of June 20, 2023 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated June 20, 2023).

4.7	Form of Eighth Supplemental Indenture to the Dated Subordinated Securities Indenture.

4.8	Form of First Supplemental Indenture to the Undated Subordinated Debt Securities Indenture.

4.9	Second Supplemental Indenture to the Senior Debt Securities Indenture dated as of May 25, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated May 25, 2016).

4.10	Fourth Supplemental Indenture to the Senior Debt Securities Indenture dated as of March 13, 2017 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 13, 2017).

Number	Description

4.11	Twenty-seventh Supplemental Indenture to the Senior Debt Securities Indenture dated as of November 3, 2022 by and among the Registrant, The Bank of New York Mellon, London Branch as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated November 3, 2022).

4.12	Form of Thirty-First Supplemental Indenture to the Senior Debt Securities Indenture.

4.13	First Supplemental Indenture to the Contingent Capital Securities Indenture, dated September 17, 2014 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated September 17, 2014).

4.14	Second Supplemental Indenture to the Contingent Capital Securities Indenture, dated September 17, 2014 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 6-K (File No. 001-14930) dated September 17, 2014).

4.15	Ninth Supplemental Indenture to the Contingent Capital Securities Indenture, dated December 17, 2020 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Form 6-K (File No. 001-14930) dated December 17, 2020).

4.16	Tenth Supplemental Indenture to the Contingent Capital Securities Indenture, dated March 9, 2021 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated by reference to Exhibit 4.9 to HSBC Holdings plc’s Form 6-K (File No. 001-14930) filed with the SEC on March 9, 2021).

4.17	Form of Fourteenth Supplemental Indenture to the Contingent Capital Securities Indenture.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).

23.4	Consent of C G Singer.

24	Powers of attorney (included on the signature pages).

25.1	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for dated subordinated debt securities).

25.2	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for undated subordinated debt securities).

25.3	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for senior debt securities).

25.4	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for contingent capital securities).

107	Filing Fee Table.

Item 10.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) The Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon

Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

INDEX TO EXHIBITS

Number	Description
1.1	Form of Underwriting Agreement—Standard Provisions for debt securities (incorporated by reference to Exhibit 1.1 to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-253632) filed with the SEC on February 26, 2021).

1.2	Form of Underwriting Agreement—Standard Provisions for contingent capital securities (incorporated by reference to Exhibit 1.2 to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-253632) filed with the SEC on February 26, 2021).

3	Memorandum and Articles of Association of HSBC Holdings plc (incorporated by reference to Exhibit 1.1 to HSBC Holdings plc’s annual report on Form 20-F (File No. 001-14930) filed with the SEC on February 22, 2023).

4.1	Form of Indenture relating to the dated subordinated debt securities (incorporated by reference to Exhibit 4.1(a) to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-180288) filed with the SEC on March 22, 2012).

4.2	Form of Indenture relating to the undated subordinated debt securities (incorporated by reference to Exhibit 4.1(b) to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-92024) filed with the SEC on November 25, 2002).

4.3	Form of Indenture relating to the senior debt securities (incorporated by reference to Exhibit 4.1(c) to HSBC Holdings plc’s Post-Effective Amendment No.1 to Registration Statement on Form F-3 (File No. 333-158065) filed with the SEC on April 16, 2010).

4.4	Form of Indenture relating to the contingent capital securities (incorporated by reference to Exhibit 4.4 to HSBC Holdings plc’s Post-Effective Amendment No.2 to Registration Statement on Form F-3 (File No. 333-180288) filed with the SEC on July 31, 2014).

4.5	Third Supplemental Indenture to the Dated Subordinated Debt Securities Indenture dated as of November 23, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and exchange rate agent (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Form 6-K (File No. 001-14930) dated November 23, 2016).

4.6	Sixth Supplemental Indenture to the Dated Subordinated Debt Securities Indenture dated as of June 20, 2023 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated June 20, 2023).

4.7	Form of Eighth Supplemental Indenture to the Dated Subordinated Securities Indenture.

4.8	Form of First Supplemental Indenture to the Undated Subordinated Debt Securities Indenture.

4.9	Second Supplemental Indenture to the Senior Debt Securities Indenture dated as of May 25, 2016 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated May 25, 2016).

4.10	Fourth Supplemental Indenture to the Senior Debt Securities Indenture dated as of March 13, 2017 by and among the Registrant, The Bank of New York Mellon, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated March 13, 2017).

4.11	Twenty-seventh Supplemental Indenture to the Senior Debt Securities Indenture dated as of November 3, 2022 by and among the Registrant, The Bank of New York Mellon, London Branch as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated November 3, 2022).

4.12	Form of Thirty-First Supplemental Indenture to the Senior Debt Securities Indenture.

4.13	First Supplemental Indenture to the Contingent Capital Securities Indenture, dated September 17, 2014 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 6-K (File No. 001-14930) dated September 17, 2014).

4.14	Second Supplemental Indenture to the Contingent Capital Securities Indenture, dated September 17, 2014 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Form 6-K (File No. 001-14930) dated September 17, 2014).

4.15	Ninth Supplemental Indenture to the Contingent Capital Securities Indenture, dated December 17, 2020 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Form 6-K (File No. 001-14930) dated December 17, 2020).

4.16	Tenth Supplemental Indenture to the Contingent Capital Securities Indenture, dated March 9, 2021 by and among the Registrant, The Bank of New York Mellon, London Branch, as trustee, and HSBC Bank USA, National Association, as paying agent, registrar and calculation agent (incorporated by reference to Exhibit 4.9 to HSBC Holdings plc’s Form 6-K (File No. 001-14930) filed with the SEC on March 9, 2021).

4.17	Form of Fourteenth Supplemental Indenture to the Contingent Capital Securities Indenture.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).

23.4	Consent of C G Singer.

24	Powers of attorney (included on the signature pages).

25.1	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for dated subordinated debt securities).

25.2	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for undated subordinated debt securities).

25.3	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for senior debt securities).

25.4	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for contingent capital securities).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HSBC Holdings plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, England, on February 23, 2024.

HSBC HOLDINGS PLC

By:	/s/ Georges Elhedery
Name:	Georges Elhedery
Title:	Group Chief Financial Officer

Know all persons by these presents that each of the undersigned constitutes and appoints each other director, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on February 23, 2024.

By	/s/ M E Tucker
Name:	M E Tucker
Title:	Group Chairman

By:	/s/ N Quinn
Name:	N Quinn
Title:	Group Chief Executive

By:	/s/ G Elhedery
Name:	G Elhedery
Title:	Group Chief Financial Officer

By	/s/ J Bingham
Name:	J Bingham
Title:	Global Financial Controller

By:	/s/ G Buckingham
Name:	G Buckingham
Title:	Independent Non-Executive Director

By:	/s/ R Duan
Name:	R Duan
Title:	Independent Non-Executive Director

By:	/s/ Dame C Fairbairn
Name:	Dame C Fairbairn
Title:	Independent Non-Executive Director

By:	/s/ J Forese
Name:	J Forese
Title:	Independent Non-Executive Director

By:	/s/ A Godbehere
Name:	A Godbehere
Title:	Independent Non-Executive Director

By:	/s/ S Guggenheimer
Name:	S Guggenheimer
Title:	Independent Non-Executive Director

By:	/s/ J A Meade Kuribreña
Name:	J A Meade Kuribreña
Title:	Independent Non-Executive Director

By:	/s/ K Morparia
Name:	K Morparia
Title:	Independent Non-Executive Director

By:	/s/ E Murray
Name:	E Murray
Title:	Independent Non-Executive Director

By:	/s/ B Nelson
Name:	B Nelson
Title:	Independent Non-Executive Director

By:	/s/ D Nish
Name:	D Nish
Title:	Independent Non-Executive Director

By:	/s/ S Lian Teo
Name:	S Lian Teo
Title:	Independent Non-Executive Director

By:	/s/ W L Kuhn IV
Name:	W L Kuhn IV
Title:	Authorized Representative in the United States